0 42 65 155 112 42 4 94 109 127 127 127 0 42 65 2 87 133 71 126 163 120 163 198 Credit Privat e Equ ity Real Esta te Strate gic Initi atives BUSINES S SECTOR PALETTE GENERA L PALE TTE Earnings Presentation Fourth Quarter and Full Year 2021 Exhibit 99.2

0 42 65 155 112 42 4 94 109 127 127 127 0 42 65 2 87 133 71 126 163 120 163 198 Credit Privat e Equ ity Real Esta te Strate gic Initi atives BUSINES S SECTOR PALETTE GENERA L PALE TTE 2 Important Notice This presentation is prepared for Ares Management Corporation (NYSE: ARES) for the benefit of its public stockholders. This presentation is solely for information purposes in connection with evaluating the business, operations and financial results of Ares Management Corporation (“Ares”) and certain of its affiliates. Any discussion of specific Ares entities is provided solely to demonstrate such entities’ role within the Ares organization and their contribution to the business, operations and financial results of Ares. This presentation may not be referenced, quoted or linked by website, in whole or in part, except as agreed to in writing by Ares. This presentation contains “forward looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to risks and uncertainties. Forward-looking statements can be identified by the use of forward-looking words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "seeks," "predicts," "intends," "plans," "estimates," "anticipates," "foresees" or negative versions of those words, other comparable words or other statements that do not relate to historical or factual matters. Actual outcomes and results could differ materially from those suggested by this presentation due to the impact of many factors beyond the control of Ares, including but not limited to the impact of the COVID-19 pandemic and the pandemic's impact on the U.S. and global economy, as well as those described in the “Risk Factors” section of our filings with the Securities and Exchange Commission (“SEC”). These factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included in our periodic filings. Any such forward-looking statements are made pursuant to the safe harbor provisions available under applicable securities laws and speak only as of the date of this presentation. Ares assumes no obligation to update or revise any such forward-looking statements except as required by law. Certain information discussed in this presentation was derived from third party sources and has not been independently verified and, accordingly, Ares makes no representation or warranty in respect of this information and assumes no responsibility for independent verification of such information. The following slides contain summaries of certain financial and statistical information about Ares. The information contained in this presentation is summary information that is intended to be considered in the context of Ares’ SEC filings and other public announcements that Ares may make, by press release or otherwise, from time to time. Ares undertakes no duty or obligation to publicly update or revise these statements or other information contained in this presentation. In addition, this presentation contains information about Ares, its affiliated funds and certain of their respective personnel and affiliates, and their respective historical performance. You should not view information related to the past performance of Ares and its affiliated funds as indicative of future results. Certain information set forth herein includes estimates and targets and involves significant elements of subjective judgment and analysis. No representations are made as to the accuracy of such estimates or targets or that all assumptions relating to such estimates or targets have been considered or stated or that such estimates or targets will be realized. Further, certain fund performance information, unless otherwise stated, is before giving effect to management fees, carried interest or incentive fees and other expenses. This presentation does not constitute, and shall not be construed as, an offer to buy or sell, or the solicitation of an offer to buy or sell, any securities, investment funds, vehicles or accounts, investment advice, or any other service by Ares of any of its affiliates or subsidiaries. Nothing in this presentation constitutes the provision of tax, accounting, financial, investment, regulatory, legal or other advice by Ares or its advisors. Management uses certain non-GAAP financial measures, including Assets Under Management, Fee Paying Assets Under Management, Fee Related Earnings and Realized Income to evaluate Ares’ performance and that of its business segments. Management believes that these measures provide investors with a greater understanding of Ares’ business and that investors should review the same supplemental non-GAAP financial measures that management uses to analyze Ares’ performance. The measures described herein represent those non-GAAP measures used by management, in each case, before giving effect to the consolidation of certain funds within its results in accordance with GAAP. These measures should be considered in addition to, and not in lieu of, Ares’ financial statements prepared in accordance with GAAP. The definitions and reconciliations of these measures to the most directly comparable GAAP measures, as well as an explanation of why we use these measures, are included in the Appendix. Amounts and percentages may reflect rounding adjustments and consequently totals may not appear to sum. For the definitions of certain terms used in this presentation, please refer to the "Glossary" slide in the appendix. The statements contained in this presentation are made as of December 31, 2021, unless another time is specified in relation to them, and access to this presentation at any given time shall not give rise to any interpretation that there has been no change in the facts set forth in this presentation since that date.

0 42 65 155 112 42 4 94 109 127 127 127 0 42 65 2 87 133 71 126 163 120 163 198 Credit Privat e Equ ity Real Esta te Strate gic Initi atives BUSINES S SECTOR PALETTE GENERA L PALE TTE 3 Assets Under Management Financial Results Corporate Actions Recent Developments Fourth Quarter and Full Year 2021 Highlights 1. Net inflows represents gross capital commitments less redemptions. 2. Unconsolidated management fees includes $11.5 million and $44.9 million from Consolidated Funds that are eliminated upon consolidation for Q4-21 and FY-21, respectively and excludes management fees attributable to certain joint venture partners. Unconsolidated other fees represents $22.4 million and $49.8 million for Q4-21 and FY-21, respectively and excludes administrative fees that are presented as a reduction to respective expenses and administrative fees attributable to certain joint venture partners. 3. Payable on March 31, 2022 to shareholders of record as of March 17, 2022. ∙ Total Assets Under Management (“AUM”) of $305.8 billion ∙ Total Fee Paying AUM (“FPAUM”) of $187.8 billion ∙ Available Capital of $90.4 billion ∙ AUM Not Yet Paying Fees available for future deployment of $53.0 billion ∙ Raised $25.2 billion and $76.8 billion in gross new capital with net inflows(1) of $24.0 billion and $74.3 billion for Q4-21 and FY-21, respectively ∙ Capital deployment of $32.0 billion and $81.0 billion during Q4-21 and FY-21, respectively, including $18.7 billion and $46.7 billion by our drawdown funds for these periods ∙ Q4-21 and FY-21 GAAP net income attributable to Ares Management Corporation of $124.1 million and $408.8 million, respectively ∙ Q4-21 and FY-21 GAAP basic earnings per share of Class A and non-voting common stock of $0.68 and $2.24, respectively and diluted earnings per share of Class A and non-voting common stock of $0.66 and $2.15, respectively ∙ Q4-21 and FY-21 GAAP management fees of $475.2 million and $1,611.0 million, respectively ∙ Q4-21 and FY-21 unconsolidated management fees and other fees of $503.4 million and $1,685.0 million, respectively(2) ∙ Q4-21 and FY-21 Fee Related Performance Revenues of $134.6 million and $137.9 million, respectively ∙ Q4-21 and FY-21 Fee Related Earnings of $253.3 million and $712.3 million, respectively ∙ Q4-21 and FY-21 Realized Income of $340.3 million and $882.9 million, respectively ∙ Q4-21 and FY-21 after-tax Realized Income of $0.85 and $2.57 per share of Class A and non-voting common stock, respectively ∙ Declared quarterly dividend of $0.61 per share of Class A and non-voting common stock(3) ∙ On February 10, 2022, Ares completed the acquisition of AMP Capital’s Infrastructure Debt platform, one of the largest infrastructure debt investment platforms globally with approximately $8.0 billion in assets under management as of September 30, 2021. ∙ In January 2022, Ares Finance Co. IV LLC, an indirect subsidiary of Ares, issued $500.0 million of 3.650% senior notes with a maturity date of February 2052. Q2 #s AUM - 158 FPAUM - 105 AC - 39 AUM NYPF 25 Raised 9B, net inflow 8B Deployment 6B NI - 56 EPS - 0.36 and 0.35 GAAP mgmt fees - 267 unconsol mgmt/other - 282 FRE - 97 RI - 115 RI per share - 0.39

4 Gross New Capital Commitments(1) 1. Represents gross new capital commitments during the period presented, including equity and debt commitments and gross inflows into our open-ended managed accounts and sub-advised accounts. Commitments denominated in currencies other than U.S. dollar have been converted at the prevailing quarter-end exchange rate. $ in billions Q4 2021 FY 2021 Full Year Commentary Credit Group U.S. Direct Lending $6.0 $21.4 Primarily new and additional equity commitments to various funds, including final commitments for Ares Private Credit Solutions II, L.P. (“PCS II”) of $3.2 billion bringing total commitments to $5.1 billion and for Ares Senior Direct Lending Fund II, L.P. (“SDL II”) of $8.0 billion in total equity commitments and $5.2 billion in total debt commitments ARCC and affiliates 3.7 8.9 Additional debt and equity commitments to ARCC and affiliates European Direct Lending 0.7 8.7 New equity and debt commitments to various funds, including final commitments for Ares Capital Europe V, L.P. (“ACE V”) of $2.0 billion bringing total equity commitments to $13.2 billion and total debt commitments to $2.4 billion Alternative Credit 0.8 6.1 New and additional equity commitments to various funds, including new commitments of $1.6 billion for our first open- end core alternative credit fund CLOs 1.2 3.6 Closed five new U.S. CLOs and one new European CLO Other Credit Funds 1.5 4.3 Additional equity and debt commitments to various funds Total Credit Group $13.9 $53.0 Private Equity Group Special Opportunities $4.7 $5.1 New equity and additional debt commitments to various funds, including $4.9 billion for our second special opportunities fund Infrastructure and Power 1.2 1.8 Additional equity commitments, including final equity commitments for Ares Climate Infrastructure Partners, L.P. (“ACIP”) and related vehicles bringing total commitments to $2.2 billion Corporate Private Equity — 1.5 Final equity commitments for Ares Corporate Opportunities Fund VI, L.P. (“ACOF VI”), bringing total commitments to $5.7 billion Total Private Equity Group $5.9 $8.4 Real Estate Group U.S. Equity $2.3 $4.3 Primarily additional capital raised for the Black Creek funds and new equity commitments of $0.7 billion for the tenth U.S. value add real estate fund and final equity commitments of $0.3 billion, bringing total commitments to $1.7 billion for Ares U.S. Real Estate Opportunity Fund III L.P. (“AREOF III”) U.S. Debt 0.9 4.3 Additional equity and debt commitments to various funds European Equity 0.3 2.2 Additional equity commitments to various funds, including final equity commitments of $1.0 billion for Ares European Property Enhancement Partners III, SCSp. (“EPEP III”), bringing total commitments to $1.7 billion Total Real Estate Group $3.5 $10.8 Secondary Solutions Group Private Equity Secondaries $0.3 $1.5 New equity commitments for our 17th private equity secondaries fund and related vehicles Real Estate Secondaries 0.8 0.8 New equity commitments for our ninth real estate secondaries fund and related vehicles Total Secondary Solutions Group $1.1 $2.3 Strategic Initiatives Ares Acquisition Corporation (“AAC”) $— $1.0 New equity commitments from capital raised in the initial public offering for our first special purpose acquisition company (NYSE: AAC) Asian Special Situations 0.8 0.8 New equity commitments to our sixth Asian special situations fund Asian Secured Lending — 0.7 Additional equity commitments including final equity commitments for SSG Secured Lending Opportunities III, L.P. (“SLO III”), bringing total commitments to $1.6 billion Insurance — (0.2) Reallocation of gross new commitments sub-advised by Ares vehicles and included within other strategies Total Strategic Initiatives $0.8 $2.3 Total $25.2 $76.8 CLO 56 - 0.5 Pathfinder - 0.3 2 SMA (UPS II/AFLAC) - 0.25 each US DL - ARCC 1.15 ACE V - 8.247 (ECSF IX 0.4), ECI IV A 0.2 ACOF VI - 0.3 ACIP - 0.2 SLO III - 0.3 0 42 65 155 112 42 4 94 109 127 127 127 0 42 65 2 87 133 71 126 163 120 163 198 Credit Private Equity Real Estate Strategic Initiatives CHECKS: 1) is the orde of segments listed from largest to smallest by segment? 2) check for any final closes and funds that can now be named (need full legal name) - include final close amount

5 $88.0 $106.4 $117.4 $21.2 $20.3 $21.2 $10.2 $21.9 $24.1 $17.2 $18.3 $6.6 $6.9 $6.8 $126.0 $172.7 $187.8 Q4-20 Q3-21 Q4-21 Assets Under Management 1. AUM amounts include funds managed by Ivy Hill Asset Management, L.P., a wholly owned portfolio company of ARCC and an SEC-registered investment adviser (“IHAM”). AUM as of December 31, 2021 was $305.8 billion, an increase of 55% from prior year(1) ∙ The increase of $108.8 billion was primarily driven by: ◦ fundraising from SDL II and PCS II in U.S. direct lending, ACE V in European direct lending, our second special opportunities fund in Private Equity and from funds in the Real Estate equity and debt strategies; and ◦ the acquisitions of Landmark Partners, LLC (collectively with its subsidiaries, “Landmark”) in Secondary Solutions and Black Creek Group (“Black Creek”) in Real Estate FPAUM as of December 31, 2021 was $187.8 billion, an increase of 49% from prior year ∙ The increase of $61.8 billion was primarily attributable to: ◦ the deployment of capital in funds across U.S. and European direct lending, alternative credit and special opportunities, as well as new commitments to the syndicated loans strategy and Real Estate equity strategies; and ◦ the acquisitions of Landmark and Black Creek AUM FPAUM $145.5 $181.2 $192.7 $27.4 $32.7 $38.2 $14.8 $36.5 $41.2 $20.8 $22.1 $9.3 $10.8 $11.6 $197.0 $282.0 $305.8 Q4-20 Q3-21 Q4-21 Credit Private Equity Real Estate Secondary Solutions Strategic Initiatives ($ in billions) ($ in billions) 0 42 65 155 112 42 4 94 109 127 127 127 0 42 65 2 87 133 71 126 163 120 163 198 Credit Private Equity Real Estate Strategic Initiatives

6 Perpetual Capital 1. Commingled funds refers to publicly managed funds, non-registered funds, illiquid funds and insurance strategies. 2. CLOs are a type of closed end vehicle. Perpetual Capital as of December 31, 2021 was $76.6 billion, an increase of 69% from prior year ∙ The increase of $31.2 billion was primarily driven by fundraising in U.S. direct lending, European direct lending and alternative credit and by the acquisition of Black Creek in Real Estate Perpetual Capital AUM Q4-21 Perpetual Capital by Type Credit Real Estate Strategic Initiatives $38.7 $51.0 $52.6 $4.5 $18.5 $22.1 $2.2 $2.0 $1.9 $45.4 $71.5 $76.6 Q4-20 Q3-21 Q4-21 ($ in billions) (2) 73% 27% Perpetual Capital - Commingled Funds Perpetual Capital - Managed Accounts $76.6 ($ in billions)

7 18% 7% 63% 12% 35% 7% 53% 5% AUM and Management Fees by Type 88% 1. Long-dated funds generally have a contractual life of five years or more at inception. For the year ended December 31, 2021: ∙ 88% of assets under management were perpetual capital or long-dated funds ∙ 95% of management fees were earned from perpetual capital or long-dated funds AUM by Type Management Fees by Type 95% Perpetual Capital - Commingled Funds Perpetual Capital - Managed Accounts Long-Dated Funds(1) Other Perpetual Capital - Commingled Funds Perpetual Capital - Managed Accounts Long-Dated Funds(1) Other

8 $33.4 $45.5 $43.2 $2.7 $2.6 $6.8 $1.7 $3.5 $3.4$1.3 $1.3 $2.2 $2.4 $3.2 $40.0 $55.3 $57.9 Q4-20 Q3-21 Q4-21 Available Capital and AUM Not Yet Paying Fees Available Capital as of December 31, 2021 was $90.4 billion, an increase of 61% from prior year ∙ The increase of $34.1 billion was primarily driven by: ◦ fundraising from ACE V, SDL II, PCS II, ACOF VI, our second special opportunities fund and the initial public offering of AAC in Strategic Initiatives; and ◦ the acquisitions of Landmark in Secondary Solutions and Black Creek in Real Estate AUM Not Yet Paying Fees as of December 31, 2021 was $57.9 billion, an increase of 45% from prior year ∙ The increase of $17.9 billion was primarily driven by: ◦ fundraising from ACE V, SDL II, PCS II and our second special opportunities fund; and ◦ the acquisitions of Landmark and Black Creek Available Capital AUM Not Yet Paying Fees $40.1 $55.2 $55.2 $7.8 $8.2 $11.8 $5.0 $9.8 $10.2 $8.3 $8.1 $3.4 $4.3 $5.1 $56.3 $85.8 $90.4 Q4-20 Q3-21 Q4-21 ($ in billions) ($ in billions) Credit Private Equity Real Estate Secondary Solutions Strategic Initiatives

AUM Not Yet Paying Fees

As of December 31, 2021, AUM Not Yet Paying Fees of $57.9 billion could generate approximately $568.4 million in potential incremental annual management fees, of which $517.1 million relates to the $53.0 billion of AUM available for future deployment[1]

- The $53.0 billion of AUM Not Yet Paying Fees available for future deployment includes approximately $20.2 billion in U.S. direct lending funds, $12.6 billion in European direct lending funds, $7.1 billion in alternative credit funds, $5.4 billion in special opportunities funds, and $3.1 billion in Ares SSG funds



AUM Not Yet Paying Fees
($ in billions)
$0.3
$4.6
$57.9
$53.0
Capital Available for Future Deployment
Capital Available for Deployment for Follow-on Investments (2)
Funds in or Expected to Be in Wind-down



AUM Not Yet Paying Fees
Available for Future Deployment
($ in billions)
$1.2
$3.1
$2.5
$6.2
$53.0
$40.0
Credit
Private Equity
Real Estate
Secondary Solutions
Strategic Initiatives

1. No assurance can be made that such results will be achieved or capital will be deployed. Assumes the AUM Not Yet Paying Fees as of December 31, 2021 is invested and such fees are paid on an annual basis. Does not reflect any associated reductions in management fees from certain existing funds, some of which may be material. Reference to the $568.4 million and $517.1 million includes approximately $4.0 million in potential incremental management fees from deploying cash and a portion of undrawn/available credit facilities at ARCC in excess of its leverage at December 31, 2021. Note that no potential Part I Fees are reflected in any of the amounts above.
2. Capital available for deployment for follow-on investments represents capital committed to funds that are past their investment periods but have capital available to be called for follow-on investments in existing portfolio companies. As of December 31, 2021, capital available for deployment for follow-on investments could generate approximately $51.3 million in potential management fees. There is no assurance such capital will be invested.

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10 Q4-20 Q3-21 Q4-21 Incentive Eligible AUM and Incentive Generating AUM ($ in billions) ($ in billions) Credit Private Equity Real Estate Secondary Solutions Strategic Initiatives Total Incentive Generating AUM $64.0 $20.5 $17.5 $5.4 $0.2 $107.6 + Uninvested IEAUM 42.2 13.0 5.8 7.0 2.4 70.4 + IEAUM below hurdle 3.4 1.1 0.6 — — 5.1 Incentive Eligible AUM $109.6 $34.6 $23.9 $12.4 $2.6 $183.1 Credit Private Equity Real Estate Secondary Solutions Strategic Initiatives 1. Incentive Generating AUM includes $15.1 billion of AUM from funds generating incentive income that is not recognized by Ares until such fees are crystallized or no longer subject to reversal. Incentive Eligible AUM Incentive Eligible AUM as of December 31, 2021 was $183.1 billion, an increase of 56% from prior year ∙ The increase of $66.1 billion was primarily driven by: ◦ capital raising across U.S. and European direct lending, alternative credit, corporate private equity and special opportunities and U.S. and European equity; and ◦ the acquisitions of Landmark in Secondary Solutions and Black Creek in Real Estate Incentive Generating AUM(1) as of December 31, 2021 was $107.6 billion, an increase of 214% from prior year ∙ The increase was primarily driven by increases in asset values of certain funds resulting in returns increasing above hurdle rates, as well as additional deployment of capital within funds that are generating returns in excess of their hurdle rates as of December 31, 2021 Of the $112.7 billion of Incentive Eligible AUM that is currently invested, 95% is Incentive Generating AUM ∙ The $107.6 billion Incentive Generating AUM includes $19.9 billion relating to ARCC Part II fees Q4-21 Incentive Generating to Incentive Eligible AUM Reconciliation Consider hurdle rate for ARCC Part II fees in future periods. Discuss when ~2%. 5.2% for Q2 2020, removed. 4.0% for Q3 2020, 3% for Q4 2020 1. As of December 31, 2021, this calculation resulted in ARCC trailing the required hurdle for payment to Ares of any ARCC Part II Fees by 0.3% of the value of the underlying portfolio. 2. Represents Incentive Eligible AUM associated with ARCC Part II Fees that are paid in arrears as of the end of each calendar year when the cumulative aggregate realized capital gains exceed the cumulative aggregate realized capital losses and aggregate unrealized capital depreciation, less the aggregate amount of Part II Fees paid in all prior years since inception. $23.9 $2.6 $109.6 $2.6 $34.6$21.8 $28.4 $106.7$82.4 $24.0 $9.6 $117.0 $170.5 $183.1 $12.4 $1.0 $11.0

11 $21.3 $2.6 $6.2 $1.4 $0.5 Q4-21 Gross Capital Deployment Capital Deployment(1) ($ in billions) 1. Capital deployment figures include deployment from perpetual capital vehicles. Capital Deployment in Drawdown Funds ($ in billions) Total Gross Invested Capital during FY-21 was $81.0 billion compared to $39.9 billion during FY-20 ∙ Of the total amount, $46.7 billion was related to deployment by our drawdown funds compared to $21.4 billion for the same period in 2020, and $32.4 billion was related to deployment by our perpetual capital vehicles compared to $13.8 billion for the same period in 2020 Total Gross Invested Capital during Q4-21 was $32.0 billion compared to $17.3 billion during Q4-20 ∙ Of the total amount, $18.7 billion was related to deployment by our drawdown funds compared to $7.3 billion for the same period in 2020 ∙ Of our drawdown funds, the most active investment strategies were U.S. direct lending, European direct lending, real estate equity, real estate debt and infrastructure and power FY-20 FY-21 Credit Private Equity Real Estate Secondary Solutions Strategic Initiatives Credit Private Equity Real Estate Secondary Solutions Strategic Initiatives $32.0 $12.9 $5.4 $21.4 $2.3 $27.8 $7.3 $1.7 $46.7 $7.9 $2.0 $0.8

GAAP Statements of Operations

$ in thousands, except share data	Quarter ended December 31, 2021	Quarter ended December 31, 2020	Year ended December 31, 2021	Year ended December 31, 2020
Revenues				
Management fees	$475,226	$327,458	$1,611,047	$1,150,608
Carried interest allocation	462,844	264,228	2,073,551	505,608
Incentive fees	313,456	33,626	332,876	37,902
Principal investment income	12,956	20,222	99,433	28,552
Administrative, transaction and other fees	45,683	12,479	95,184	41,376
Total revenues	1,310,165	658,013	4,212,091	1,764,046
Expenses				
Compensation and benefits	325,525	207,770	1,162,633	767,252
Performance related compensation	531,832	212,551	1,740,786	404,116
General, administrative and other expenses	158,707	68,646	444,178	258,999
Expenses of Consolidated Funds	30,911	3,413	62,486	20,119
Total expenses	1,046,975	492,380	3,410,083	1,450,486
Other income (expense)				
Net realized and unrealized gains (losses) on investments	358	1,343	19,102	(9,008)
Interest and dividend income	3,047	2,959	9,865	8,071
Interest expense	(11,635)	(6,705)	(36,760)	(24,908)
Other income (expense), net	(16,284)	1,443	14,402	11,291
Net realized and unrealized gains (losses) on investments of Consolidated Funds	32,583	56,404	77,303	(96,864)
Interest and other income of Consolidated Funds	104,073	117,532	437,818	463,652
Interest expense of Consolidated Funds	(66,471)	(63,456)	(258,048)	(286,316)
Total other income	45,671	109,520	263,682	65,918
Income before taxes	308,861	275,153	1,065,690	379,478
Income tax expense	42,898	32,874	147,385	54,993
Net income	265,963	242,279	918,305	324,485
Less: Net income attributable to non-controlling interests in Consolidated Funds	18,114	66,678	120,369	28,085
Net income attributable to Ares Operating Group entities	247,849	175,601	797,936	296,400
Less: Net income (loss) attributable to redeemable interest in Ares Operating Group entities	(2,034)	31	(1,341)	(976)
Less: Net income attributable to non-controlling interests in Ares Operating Group entities	125,794	96,308	390,440	145,234
Net income attributable to Ares Management Corporation	124,089	79,262	408,837	152,142
Less: Series A Preferred Stock dividends paid	—	5,425	10,850	21,700
Less: Series A Preferred Stock redemption premium	—	—	11,239	—
Net income attributable to Ares Management Corporation Class A and non-voting common stockholders	$124,089	$73,837	$386,748	$130,442
Net income per share of Class A and non-voting common stock:				
Basic	$0.68	$0.48	$2.24	$0.89
Diluted	$0.66	$0.46	$2.15	$0.87
Weighted-average shares of Class A and non-voting common stock:				
Basic	171,515,209	144,592,791	163,703,626	135,065,436
Diluted	188,932,927	160,695,723	180,112,271	149,508,498

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13 RI and Other Measures Financial Summary 1. Includes Part I Fees of $67.9 million and $57.3 million for Q4-21 and Q4-20, respectively, and $227.8 million and $184.1 million for FY-21 and FY-20, respectively. 2. Includes fee related performance compensation of $84.9 million and $17.3 million for Q4-21 and Q4-20, respectively, and $86.9 million and $16.2 million for FY-21 and FY-20, respectively. 3. For Q4-21, Q4-20, and FY-21, FY-20, after-tax Realized Income includes current income tax related to: (i) entity level taxes of $5.1 million, $4.9 million and $14.4 million, $10.7 million, respectively, and (ii) corporate level tax expense of $44.1 million, $14.9 million, and $53.9 million, $30.5 million, respectively. For more information regarding After-tax RI, please refer to the "Glossary" slide in the appendix. 4. Calculation of after-tax Realized Income per share of Class A and non-voting common stock uses total average shares of Class A and non-voting common stock outstanding and proportional dilutive effects of the Ares' equity-based awards. See slide 27 for additional details. 5. Effective management fee rate represents the quotient of management fees and the aggregate fee bases for the periods presented. The effective rate shown excludes the effect of one-time catch-up fees. Quarter ended December 31, Year ended December 31, $ in thousands, except share data (and as otherwise noted) 2021 2020 % Change 2021 2020 % Change Management fees(1) $481,029 $334,984 44% $1,635,277 $1,186,565 38% Fee related performance revenues 134,610 26,599 NM 137,879 22,987 NM Other fees 22,419 7,027 219 49,771 19,948 150 Compensation and benefits expenses(2) (315,133) (184,939) (70) (894,842) (626,172) (43) General, administrative and other expenses (69,594) (46,812) (49) (215,777) (172,097) (25) Fee Related Earnings 253,331 136,859 85 712,308 431,231 65 Realized net performance income 82,432 55,162 49 145,844 124,767 17 Realized net investment income (loss) 4,558 (5,866) NM 24,785 25,958 (5) Realized Income 340,321 186,155 83 882,937 581,956 52 After-tax Realized Income(3) $291,139 $160,915 81 $803,719 $519,028 55 After-tax Realized Income per share of Class A and non-voting common stock(4) $0.85 $0.54 57 $2.57 $1.86 38 Other Data Total Fee Revenue $635,581 $406,474 56 $1,881,864 $1,338,061 41 Effective management fee rate(5) 1.03% 1.12% (8) 1.06% 1.09% (3) 1. Includes Part I Fees of $67.9 million and $57.3 million for Q4-21 and Q4-20, respectively, and $185.8 million and $184.1 million for FY-21 and FY-20 respectively. 2. For Q4-21, Q4-20, and FY-21, FY-20, after-tax Realized Income includes current income tax related to: (i) realized performance and investment income of $12.4 million, $6.5 million, and $27.8 million, $19.4 million, respectively and (ii) FRE of $36.8 million, $13.3 million and $52.7 million, $21.8 million, respectively. Of the current tax related to FRE, this includes (a) entity level taxes of $5.1 million, $4.9 million and $14.0 million, $10.7 million, respectively, and (b) corporate level tax expense of $31.7 million, $8.4 million, and $38.7 million, $11.1 million, respectively. 3. Calculation of after-tax Realized Income per share of Class A common stock uses total average shares of Class A common stock outstanding and proportional dilutive effects of the Ares' equity- based awards. See slide 27 for additional details. 4. Effective management fee rate represents the quotient of management fees and the aggregate fee bases for the periods presented. The effective rate shown excludes the effect of one-time catch-up fees. DO NOT DELETE: RI and Other Measures Financial Summary LTM Section - used only for Q1 1. Includes Part I Fees of $67.9 million and $57.3 million for Q4-21 and Q4-20, respectively, and $227.8 million and $184.1 million for FY-21 and FY-20, respectively. 2. Includes fee related performance compensation of $84.9 million and $17.3 million for Q4-21 and Q4-20, respectively, and $86.9 million and $16.2 million for FY-21 and FY-20, respectively. 3. For Q4-21, Q4-20, and FY-21, FY-20, after-tax Realized Income includes current income tax related to: (i) realized performance and investment income of $12.4 million, $6.5 million, and $24.2 million, $19.4 million, respectively and (ii) FRE of $36.8 million, $13.3 million and $44.2 million, $21.8 million, respectively. Current taxes related to FRE include: (a) entity level taxes of $5.1 million, $4.9 million and $14.4 million, $10.7 million, respectively, and (b) corporate level tax expense of $31.7 million, $8.4 million, and $29.7 million, $11.1 million, respectively. 4. Calculation of after-tax Realized Income per share of Class A and non-voting common stock uses total average shares of Class A and non-voting common stock outstanding and proportional dilutive effects of the Ares' equity-based awards. See slide 27 for additional details. 5. Effective management fee rate represents the quotient of management fees and the aggregate fee bases for the periods presented. The effective rate shown excludes the effect of one-time catch-up fees.

14 GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis Quarter ended December 31, Year ended December 31, $ in thousands 2021 2020 2021 2020 Realized Income and Fee Related Earnings: Income before taxes $308,861 $275,153 $1,065,690 $379,478 Adjustments: Amortization of intangibles 28,795 9,231 84,185 21,195 Depreciation expense 6,168 5,234 22,520 19,467 Equity compensation expense(1) 46,047 31,410 237,191 122,986 Acquisition-related compensation expense(2) 34,069 — 66,893 — Acquisition-related incentive fees(3) (47,873) — (47,873) — Acquisition and merger-related expense 2,798 1,379 21,162 11,194 Deferred placement fees 45,143 652 78,883 19,329 Other (income) expense, net 14,780 689 (19,886) 10,207 Net (income) expense of non-controlling interests in consolidated subsidiaries (14,783) (11,864) (23,397) 3,817 Income before taxes of non-controlling interests in Consolidated Funds, net of eliminations (18,126) (66,649) (120,457) (28,203) Total performance (income) loss—unrealized (362,359) (70,312) (1,744,056) 7,554 Total performance related compensation—unrealized 293,812 49,458 1,316,205 (11,552) Total net investment (income) loss—unrealized 2,989 (38,226) (54,123) 26,484 Realized Income 340,321 186,155 882,937 581,956 Total performance income—realized (227,707) (200,957) (474,427) (524,229) Total performance related compensation—realized 145,275 145,795 328,583 399,462 Total investment (income) loss—realized (4,558) 5,866 (24,785) (25,958) Fee Related Earnings $253,331 $136,859 $712,308 $431,231 Note: This table is a reconciliation of income before taxes on a GAAP basis to RI and FRE on an unconsolidated basis, which reflects the results of the reportable segments on a combined basis together with the OMG. The OMG’s expenses are not allocated to our reportable segments but management considers the cost structure of the OMG when evaluating our financial performance. Management uses this information to assess the performance of our reportable segments and OMG and believes that this information enhances the ability of shareholders to analyze our performance. 1. For Q4-21, Q4-20, and FY-21, FY-20, equity compensation expense was attributable to the following: (i) IPO awards and other non-recurring awards of $18.3 million, $8.9 million and $125.1 million, $33.9 million, respectively; (ii) annual bonus awards of $10.6 million, $9.2 million and $47.0 million, $39.1 million, respectively; and (iii) annual discretionary awards of $17.1 million, $13.3 million and $65.1 million, $50.0 million, respectively. IPO awards and other non-recurring awards includes $43.4 million of non-recurring expense recognized in FY-21 that was recorded in connection with achievement of the performance conditions of certain awards. 2. Represents components of the purchase agreements associated with contingent obligations in connection with the Landmark acquisition and the Black Creek acquisition that are recorded as compensation expense. 3. Represents a component of the purchase price from realized performance income associated with one-time contingent consideration recorded in connection with the Black Creek acquisition. 100% of the realized performance income earned in 2021 is presented in incentive fees reported in accordance with GAAP, of which 50% is included on an unconsolidated basis. Note: This table is a reconciliation of income before taxes on a GAAP basis to RI and FRE on an unconsolidated basis, which reflects the results of the reportable segments on a combined basis together with the OMG. The OMG’s expenses are not allocated to our reportable segments but management considers the cost structure of the OMG when evaluating our financial performance. Management uses this information to assess the performance of our reportable segments and OMG and believes that this information enhances the ability of shareholders to analyze our performance. 1. For Q4-21, Q4-20, and FY-21, FY-20, equity compensation expense was attributable to the following: (i) IPO awards and other non-recurring awards of $18.3 million, $8.9 million and $125.1 million, $33.9 million, respectively; (ii) annual bonus awards of $10.6 million, $9.2 million and $47.0 million, $39.1 million, respectively; and (iii) annual discretionary awards of $17.1 million, $13.3 million and $65.1 million, $50.0 million, respectively 2. Q1-21 LTM includes a $(1.8) million### T 3. The contingent liability was excluded from the purchase consideration and resulted in a mismatch between the consideration transferred and net assets recognized. 1. Includes a $42.3 million bargain purchase gain recognized in connection with the Black Creek Acquisition. The bargain purchase gain is related to the contingent liability established with the Black Creek Acquisition that was excluded from the purchase consideration. DO NOT DELETE: Slide GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis LTM Section - used only for Q1

15 GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis (cont'd) Note: These tables reconcile consolidated carried interest allocation and incentive fees reported in accordance with GAAP to unconsolidated realized performance income and consolidated GAAP other income to unconsolidated realized net investment income. These reconciliations show the results of the reportable segments on a combined basis together with the OMG. The OMG’s expenses are not allocated to our reportable segments but management considers the cost structure of the OMG when evaluating our financial performance. Management uses this information to assess the performance of our reportable segments and OMG and believes that this information enhances the ability of shareholders to analyze our performance. Quarter ended December 31, Year ended December 31, $ in thousands 2021 2020 2021 2020 Performance income and net investment income reconciliation: Carried interest allocation $462,844 $264,228 $2,073,551 $505,608 Incentive fees 313,456 33,626 332,876 37,902 Carried interest allocation and incentive fees 776,300 297,854 2,406,427 543,510 Performance income—realized from Consolidated Funds 3,930 211 5,458 141 Performance income (loss) reclass(1) 149 (62) 1,434 (3,726) Fee related performance revenues (134,610) (26,599) (137,879) (22,987) Acquisition-related incentive fees(2) (47,873) — (47,873) — Total performance (income) loss—unrealized (362,359) (70,312) (1,744,056) 7,554 Performance income of non-controlling interests in consolidated subsidiaries (7,830) (135) (9,084) (263) Performance income—realized $227,707 $200,957 $474,427 $524,229 Total consolidated other income $45,671 $109,520 $263,682 $65,918 Net investment income from Consolidated Funds (67,265) (94,288) (259,243) (85,047) Performance (income) loss reclass(1) (149) 62 (1,434) 3,726 Principal investment income 24,448 28,995 120,896 4,044 Other expense (income), net 14,780 374 (19,886) 10,277 Other expense (income) of non-controlling interests in consolidated subsidiaries (15,916) (12,303) (25,107) 556 Investment loss (income)—unrealized 1,894 (36,052) (58,694) 40,405 Interest and other investment loss (income)—unrealized 1,095 (2,174) 4,571 (13,921) Total realized net investment income (loss) $4,558 $(5,866) $24,785 $25,958 Note: These tables reconcile consolidated carried interest allocation and incentive fees reported in accordance with GAAP to unconsolidated realized performance income and consolidated GAAP other income to unconsolidated realized net investment income. These reconciliations show the results of the reportable segments on a combined basis together with the OMG. The OMG’s expenses are not allocated to our reportable segments but management considers the cost structure of the OMG when evaluating our financial performance. Management uses this information to assess the performance of our reportable segments and OMG and believes that this information enhances the ability of shareholders to analyze our performance. 1. Related to performance income for AREA Sponsor Holdings LLC. Changes in value of this investment are reflected within net realized and unrealized gain on investments in Ares' Consolidated Statements of Operations. 2. Q1-21 LTM includes a $ DO NOT DELETE: Slide GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis (cont'd) LTM Section - used only for Q1 1. Related to performance income for AREA Sponsor Holdings LLC. Changes in value of this investment are reflected within net realized and unrealized gain on investments reported in accordance with GAAP. 2. Represents a component of the purchase price from realized performance income associated with one-time contingent consideration recorded in connection with the Black Creek acquisition. 100% of the realized performance income earned in 2021 is presented in incentive fees reported in accordance with GAAP, of which 50% is included on an unconsolidated basis.

16 Credit Group(1) 1. This table is a financial summary only and segment results are shown before the unallocated support costs of the Operations Management Group. See “Financial Details - Segments” on slide 25-26 for complete financial results. 2. Net returns are calculated using the fund's NAV and assume dividends are reinvested at the closest quarter-end NAV to the relevant quarterly ex-dividend dates. Additional information related to ARCC can be found in its financial statements filed with the SEC, which are not part of this report. 3. The net return for European direct lending was 1.8% for Q4-21 and 11.3% for FY-21. Gross and net returns for European direct lending are represented by a composite made up of the ACE II, ACE III and ACE IV levered Euro-denominated feeder funds. The gross and net returns for the composite made up of the ACE II, ACE III and ACE IV U.S. dollar denominated feeder funds were 2.0% and 1.4% for Q4-21 and 15.5% and 11.9% for FY-21. Returns include activity from ACE II through its liquidation in Q4-21. Returns presented above are shown for the Euro-denominated composite as this is the base denomination of the funds. Composite returns are calculated by asset-weighting the underlying fund-level returns. Returns include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Gross returns do not reflect the deduction of management fees, carried interest, or other expenses, as applicable. Net returns are after giving effect to applicable management fees, carried interest, as applicable, and other expenses. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves. ∙ Management and other fees increased by 30% and 28% for Q4-21 and FY-21, respectively, compared to Q4-20 and FY-20, primarily driven by deployment in funds in the U.S. and European direct lending strategies ∙ Fee related performance revenues increased for Q4-21 and FY-21 compared to Q4-20 and FY-20, primarily in the U.S. and European direct lending strategies. Q4-21 and FY-21 includes $3.9 million that was subject to hold back provisions in the prior year period ∙ Fee Related Earnings increased by 45% and 42% for Q4-21 and FY-21, respectively, compared to Q4-20 and FY-20, primarily driven by the increases in management fees and fee related performance revenues, net of the associated fee related performance compensation ∙ Realized Income increased by 59% and 50% for Q4-21 and FY-21, respectively, compared to Q4-20 and FY-20, primarily driven by the increase in Fee Related Earnings, an increase in realized net performance income in the U.S. and European direct lending strategies and an increase in realized net investment income in the U.S. liquid credit and alternative credit strategies ∙ Capital deployment totaled $21.3 billion and $56.5 billion for Q4-21 and FY-21, respectively, primarily driven by $13.0 billion and $31.1 billion in U.S. direct lending, $3.6 billion and $12.4 billion in European direct lending, $2.9 billion and $8.4 billion in liquid credit and $1.8 billion and $4.6 billion in alternative credit for Q4-21 and FY-21, respectively 50% FY-21 increase in Realized Income 33% FY-21 increase in in FPAUM ARCC 4.6% / 22.0%(2) Q4-21 / FY-21 net return European Direct Lending 2.5% / 14.5% (3) Q4-21 / FY-21 gross return $ in thousands Q4-21 Q4-20 % Change FY-21 FY-20 % Change Management and other fees $314,515 $241,129 30% $1,097,711 $859,782 28% Fee related performance revenues 85,149 26,074 227 86,480 22,160 290 Fee Related Earnings 225,897 155,501 45 719,111 507,834 42 Realized net performance income 47,241 18,992 149 75,546 25,566 195 Realized net investment income (loss) 3,488 (649) NM 14,328 5,283 171 Realized Income $276,626 $173,844 59 $808,985 $538,683 50 AUM ($ in billions) $192.7 $145.5 32 FPAUM ($ in billions) $117.4 $88.0 33 Financial Summary and Highlights(1) Note: Past performance is not indicative of future results. The Credit Group had ~320 investment professionals, ~220 active funds, ~2,000 portfolio companies and ~890 alternative credit investments as of December 31, 2021. 1. The net returns for European direct lending was 1.8% and 11.3% for Q4-21 and FY-21, respectively. Gross and net returns for European direct lending are represented by a composite made up of the ACE II, ACE III and ACE IV levered Euro-denominated feeder funds. The gross and net returns for the composite made up of the ACE II, ACE III and ACE IV U.S. dollar denominated feeder funds were 2.0% and 1.4% for Q4-21 and 15.5% and 11.9% for FY-21. Returns presented above are shown for the Euro-denominated composite as this is the base denomination of the funds. Composite returns are calculated by asset-weighting the underlying fund-level returns. Returns include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Gross returns do not reflect the deduction of management fees, carried interest, or other expenses, as applicable. Net returns are after giving effect to applicable management fees, carried interest, as applicable, and other expenses. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves. 2. Net performance returns: 0.9% and 5.7% for U.S. syndicated loan funds for Q4-21 and FY-21 and 0.6% and 6.4% for U.S. high yield funds for Q4-21 and FY-21. Performance for syndicated loans is represented by the U.S. Bank Loan Aggregate Composite which includes all actual, fully discretionary, fee-paying, funds that are benchmarked to the Credit Suisse Leveraged Loan Index and primarily invested in USD denominated banks loans. Such funds may have limited allocations to high yield and structured securities. Performance for high yield is represented by the U.S. high yield Composite which includes all actual, fully discretionary, fee-paying, separately managed funds that primarily invest in U.S. high yield fixed income securities and are benchmarked to the BofA Merrill Lynch U.S. High Yield Master II Constrained Index, or a similar index. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves. High Yield 0.7%(3) Syndicated Loans 1.0%(3) 1. Net performance returns: 0.9% for U.S. syndicated loan funds for Q4-21 and 0.6% for U.S. high yield funds for Q4-21. Performance for syndicated loans is represented by the U.S. Bank Loan Aggregate Composite which includes all actual, fully discretionary, fee-paying, funds that are benchmarked to the Credit Suisse Leveraged Loan Index and primarily invested in USD denominated banks loans. Such funds may have limited allocations to high yield and structured securities. Performance for high yield is represented by the U.S. high yield Composite which includes all actual, fully discretionary, fee- paying, separately managed funds that primarily invest in U.S. high yield fixed income securities and are benchmarked to the BofA Merrill Lynch U.S. High Yield Master II Constrained Index, or a similar index. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves. DO NOT DELETE: Slide Credit Group FY Section - used only for Q4 33% FY-21 increase in in FPAUM 59% Q4-21 increase in in FPAUM

Private Equity Group[(1)]

- Management and other fees decreased by 1% for Q4-21 compared to Q4-20, primarily due to the step down in fee rate and fee basis for ACOF V as a result of the initiation of fees for ACOF VI in Q4-20. Q4-21 also included $4.5 million in catch-up fees from ACIP. Management and other fees increased by 5% for FY-21 compared to FY-20, primarily driven by deployment in ASOF and by fees generated from ACOF VI
- Fee Related Earnings increased by 5% for FY-21 compared to FY-20, primarily due to the increase in management fees. Fee Related Earnings increased by 23% for Q4-21 compared to Q4-20, primarily due to lower compensation and benefits
- Realized Income decreased by 13% and 24% for Q4-21 and FY-21, respectively, compared to Q4-20 and FY-20, primarily driven by lower realization activity from ACOF III and ACOF IV in Q4-21 and FY-21
- Capital deployment totaled $2.6 billion and $7.2 billion for Q4-21 and FY-21, respectively, primarily driven by $0.8 billion and $3.2 billion in corporate private equity, $0.8 billion and $2.9 billion in special opportunities and $1.0 billion and $1.1 billion in infrastructure and power for Q4-21 and FY-21, respectively

Financial Summary and Highlights[(1)]

$ in thousands	Q4-21	Q4-20	% Change	FY-21	FY-20	% Change
Management and other fees	$60,663	$60,990	(1)%	$232,408	$221,338	5%
Fee Related Earnings	**34,167**	**27,745**	**23**	**114,879**	**109,064**	**5**
Realized net performance income	2,288	23,210	(90)	34,061	76,730	(56)
Realized net investment income (loss)	3,275	(5,223)	NM	13,267	26,901	(51)
Realized Income	**$39,730**	**$45,732**	**(13)**	**$162,207**	**$212,695**	**(24)**
AUM ($ in billions)	**$38.2**	**$27.4**	**39**			
FPAUM ($ in billions)	**$21.2**	**$21.2**	**—**			

23%
Q4-21 increase in Fee Related Earnings

39%
FY-21 increase in AUM

Corporate Private Equity
7.5% / 52.6%

Special Opportunities
4.5% / 45.9%
Q4-21 / FY-21 gross returns[(2)]

Note: Past performance is not indicative of future results. The Private Equity Group had ~110 investment professionals, ~45 portfolio companies, ~45 infrastructure and power assets and ~20 active funds and related co-investment vehicles as of December 31, 2021.

1. This table is a financial summary only and segment results are shown before the unallocated support costs of the Operations Management Group. See "Financial Details - Segments" on slide 25-26 for complete financial results.
2. Performance for the corporate private equity portfolio is represented by the ACOF I-V Aggregate, which is comprised of investments held by ACOF I, ACOF II, ACOF III, ACOF IV and ACOF V. Performance returns are gross asset-level time-weighted rates of return. Performance for special opportunities is represented by ASOF. Performance returns are gross fund-level time-weighted rates of return. All returns include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Returns for special opportunities are further reduced by credit facility interest expense. Gross returns do not reflect the deduction of management fees, carried interest, as applicable, or other expenses. Net returns are after giving effect to applicable management fees, carried interest, as applicable, and other expenses. The net asset-level return for the corporate private equity portfolio was 6.0% for Q4-21 and 40.1% for FY-21. The net fund-level return for special opportunities was 3.3% for Q4-21 and 33.7% for FY-21. For the corporate private equity portfolio, we believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves.

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18 Real Estate Group(1) Note: Past performance is not indicative of future results. The Real Estate Group had ~205 investment professionals, ~510 properties and ~45 active funds and related co-investment vehicles as of December 31, 2021. 1. This table is a financial summary only and segment results are shown before the unallocated support costs of the Operations Management Group. See “Financial Details - Segments” on slide 25-26 for complete financial results. 2. Performance for the U.S. real estate equity portfolio is represented by the U.S. real estate composite, which is comprised of DEV II, US VIII and US IX. Performance for the European real estate equity portfolio is represented by the European real estate composite, which is comprised of EPEP II, EF IV and EF V. EF IV and EF V are each made up of two feeder funds, one denominated in U.S. dollars and one denominated in Euros. Gross returns do not reflect the deduction of management fees, carried interest, or other expenses, as applicable. Net returns are after giving effect to applicable management fees, carried interest, as applicable, and other expenses. Net returns for U.S. equity and European equity were 8.4% and 4.2% for Q4-21 and were 46.6% and 24.1% for FY-21. Returns presented above are shown for the Euro-denominated composite as this is the base denomination of the funds. The gross and net returns for the dollar denominated feeder fund for European equity were 4.9% and 3.3% for Q4-21 and were 40.7% and 27.7% for FY-21. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves. ∙ Management and other fees increased for Q4-21 and FY-21 compared to Q4-20 and FY-20, primarily due to the acquisition of Black Creek and increase in management fees generated from EPEP III ∙ Fee related performance revenues increased for Q4-21 and FY-21 compared to Q4-20 and FY-20, primarily due to the acquisition of Black Creek ∙ Fee Related Earnings increased for Q4-21 and FY-21 compared to Q4-20 and FY-20, primarily driven by the increases in management fees and fee related performance revenues, net of the associated fee related performance compensation ∙ Realized Income increased for Q4-21 and FY-21 compared to Q4-20 and FY-20, driven by the increase in Fee Related Earnings and by an increase in realized net performance income from U.S. real estate equity funds, primarily from Black Creek funds ∙ Capital deployment totaled $6.2 billion and $12.4 billion for Q4-21 and FY-21, respectively, primarily driven by $4.2 billion and $6.7 billion in U.S. real estate equity, $0.1 billion and $0.7 billion in European real estate equity and $1.9 billion and $5.0 billion in real estate debt for Q4-21 and FY-21, respectively 194% FY-21 increase in Fee Related Earnings 178% FY-21 increase in AUM U.S. Equity 10.7% / 62.3% European Equity 5.8% / 34.2% Q4-21 / FY-21 gross returns(2) $ in thousands Q4-21 Q4-20 % Change FY-21 FY-20 % Change Management and other fees $61,614 $26,479 133% $181,820 $98,654 84% Fee related performance revenues 49,461 525 NM 51,399 827 NM Fee Related Earnings 50,978 8,777 NM 99,107 33,719 194 Realized net performance income 32,880 12,960 154 36,214 22,471 61 Realized net investment income (loss) 982 (47) NM 5,126 2,002 156 Realized Income $84,840 $21,690 291 $140,447 $58,192 141 AUM ($ in billions) $41.2 $14.8 178 FPAUM ($ in billions) $24.1 $10.2 136 Financial Summary and Highlights(1) NM - Not Meaningful ∙ Management and other fees increased by 133% and 84% for Q4-21 and FY-21, respectively, compared to Q4-20 and FY-20, primarily due to the acquisition of Black Creek, including fee related performance revenues from Black Creek funds, and an increase in management fees generated from AREOF III and EPEP III ∙ Fee Related Earnings increased by 194% for FY-21, compared to FY-20, primarily driven by the increase in management fees and fee related performance revenues, net of the associated fee related performance compensation, discussed above ∙ #VALUE!, primarily driven by the increase in Fee Related Earnings and by realizations from U.S. real estate equity funds ∙ Capital Deployment totaled $6.2 billion and $12.4 billion for Q4-21 and FY-21, respectively, primarily driven by $4.2 billion and $6.7 billion in U.S. real estate equity, $1.9 billion and $5.0 billion in European real estate equity and $0.1 billion and $0.7 billion in real estate debt for Q4-21 and FY-21, respectively

Secondary Solutions[1]

- On June 2, 2021, Ares completed the acquisition of Landmark, increasing AUM by $19.5 billion. Following the acquisition, Landmark's results are presented within the newly formed segment named Secondary Solutions. The Secondary Solutions Group invests in secondary markets across a range of alternative asset class strategies, including private equity, real estate and infrastructure
- Management and other fees included $4.1 million in catch-up fees in Q4-21 from our 17th private equity secondaries fund and related vehicles
- Capital deployment totaled $1.4 billion and $2.0 billion for Q4-21 and FY-21, respectively, primarily driven by $1.0 billion and $1.3 billion in private equity secondaries, $0.3 billion and $0.5 billion in real estate secondaries and $0.1 billion and $0.2 billion in infrastructure secondaries for Q4-21 and FY-21, respectively

Financial Summary and Highlights[1]

$ in thousands	Q4-21	FY-21
Management and other fees	$43,983	$97,945
Fee Related Earnings	**31,602**	**65,868**
Realized net performance income	21	21
Realized net investment income	1,175	1,444
Realized Income	**$32,798**	**$67,333**
AUM ($ in billions)	**$22.1**	
FPAUM ($ in billions)	**$18.3**	

Private Equity Secondaries
13.9%/60.0%

Real Estate Secondaries
18.7% /49.7%
Q4-21 / FY-21 gross returns[2]

Note: Past performance is not indicative of future results. The Secondary Solutions Group had ~65 investment professionals, ~850 limited partnership interests and ~60 active funds and related co-investment vehicles as of December 31, 2021.

1. This table is a financial summary only and segment results are shown before the unallocated support costs of the Operations Management Group. See "Financial Details - Segments" on slide 25-26 for complete financial results.
2. Performance for the private equity secondaries and real estate secondaries portfolios are represented by LEP XVI and LREP VIII, respectively. Gross returns do not reflect the deduction of management fees, carried interest, or other expenses, as applicable. Net returns are after giving effect to applicable management fees, carried interest, as applicable, and other expenses. Net returns for private equity secondaries and real estate secondaries were 12.7% and 16.6% for Q4-21 and were 52.9% and 41.4% for FY-21. For all funds in the Secondary Solutions Group, returns are calculated from results that are generally reported on a three month lag and may not include the impact of economic and market activities occurring in the current reporting period.

19

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20 Strategic Initiatives(1) ∙ Management and other fees increased by 32% and 149% for Q4-21 and FY-21, respectively, compared to Q4-20 and FY-20, primarily driven by the acquisition of F&G Reinsurance Ltd, rebranded as Aspida Life Re Ltd (“Aspida Life Re“) post-acquisition, that occurred at the end of the fourth quarter of 2020 ∙ Fee Related Earnings decreased by 57% for Q4-21 compared to Q4-20, primarily driven by higher compensation and benefits from headcount increases across all strategies. Q4-21 also included $1.6 million of non-recurring compensation expense. Fee Related Earnings increased by 86% for FY-21 compared to FY-20, primarily driven by full year-to-date impact in management fees from the acquisitions of F&G Reinsurance Ltd and SSG. ∙ Capital deployment totaled $0.5 billion and $2.9 billion for Q4-21 and FY-21, respectively, primarily driven by $0.3 billion and $1.2 billion in Insurance, $0.2 billion and $1.3 billion in Asian special situations for Q4-21 and FY-21, respectively, and $0.4 billion in Asian secured lending for FY-21 86% FY-21 increase in Fee Related Earnings 25% FY-21 increase in AUM Asian Special Situations: 6.8%/30.2% Q4-21 /FY-21 gross returns(2) $ in thousands Q4-21 Q4-20 % Change FY-21 FY-20 % Change Management and other fees $17,641 $13,413 32% $66,686 $26,739 149% Fee Related Earnings 4,210 9,800 (57) 32,235 17,371 86 Realized net investment income (loss) (4,279) 277 NM (9,070) (456) NM Realized Income $(67) $10,077 NM $23,167 $16,915 37 AUM ($ in billions) $11.6 $9.3 25 FPAUM ($ in billions) $6.8 $6.6 3 Financial Summary and Highlights(1) Note: Past performance is not indicative of future results. Strategic Initiatives had ~45 investment professionals, ~95 portfolio companies and ~15 active funds and related co-investment vehicles as of December 31, 2021. 1. This table is a financial summary only and segment results are shown before the unallocated support costs of the Operations Management Group. See “Financial Details - Segments” on slides 25-26 for complete financial results. 2. Performance for the Asian special situations strategy is represented by SSG Fund V. Gross returns do not reflect the deduction of management fees, carried interest, or other expenses, as applicable. Net returns are after giving effect to applicable management fees, carried interest, as applicable, and other expenses. Net returns for the Asian special situations was 4.7% for Q4-21 and 20.1% for FY-21. Asian Secured Lending: (22)% Realized Income decreased by 0 and increased by 0.37 for Q4-21 and FY-21, respectively, compared to Q4-20 and FY-20, primarily driven by higher interest expense allocations based on the cost basis of investments Note: Past performance is not indicative of future results. Strategic Initiatives had ~45 investment professionals, ~95 portfolio companies and ~10 active funds and related co-investment vehicles as of December 31, 2021. 1. This table is a financial summary only and segment results are shown before the unallocated support costs of the Operations Management Group. See “Financial Details - Segments” on slides 25-26 for complete financial results. 2. Performance for the Ares SSG Secured Lending portfolio is represented by a composite that is comprised of SLO I - SLO III. The net return for the Ares SSG Secured Lending composite was 0 for Q4-21. Performance for the Ares SSG Special Situations portfolio is represented by a composite that is comprised of Fund I - Fund V. The net return for the Ares SSG Special Situations composite was 0 for Q4-21. Gross returns do not reflect the deduction of management fees, carried interest, or other expenses, as applicable. Net returns are after giving effect to applicable management fees, carried interest, as applicable, and other expenses. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves.

21 Realized Income per Share Data 1. Ares had 12,400,000 shares of 7% Series A Preferred Stock outstanding as of December 31, 2021. 2. Amount represents the current corporate taxes paid by Ares for the periods presented and exclude the effects for Q4-21 and Q4-20, of $(2.6) million and $14.7 million, respectively, of deferred income tax (benefit) expense primarily related to net unrealized performance income and net unrealized investment income. These effects have been excluded as net unrealized performance income and net unrealized investment income have been excluded from RI. For the purposes of evaluating after-tax FRE, we first allocate the taxes to realized performance income. Taxes are allocated to realized performance income based on our 24.1% and 24.0% statutory tax rate for Q1-21 and Q1-20, respectively. The remaining portion of current corporate taxes is allocated to FRE. All differences between the current portion of taxable income and RI are attributed to FRE. For Q4-21 and Q4-20, these differences created tax benefits that totaled $2.1 million and $12.5 million, respectively, and reduced our tax rate on FRE from 24.1% to 23.2% and 14.6%, respectively. The primary differences between the current portion of taxable income and RI are related to the timing of certain items, primarily vesting of equity awards, exercise of stock options, payment of placement fees, depreciation expense and amortization. FRE tax rates may fluctuate based on the total amount of realized performance income and the amount of timing differences between the current portion of taxable income and RI. 3. Weighted average shares used for after-tax RI per share for Q4-21 and Q4-20 were 307,630,790 and 275,056,863, respectively. Please refer to slide 27 in this presentation for further information. 4. Weighted average shares used for after-tax RI per Class A common share for Q4-21 and Q4-20 were 181,809,046 and 153,584,233, respectively. See slide 27 for additional details. Quarter ended December 31, Year ended December 31, $ in thousands, except share data 2021 2020 2021 2020 After-tax Realized Income Realized Income before taxes $340,321 $186,155 $882,937 $581,956 Entity level foreign, state and local taxes (5,080) (4,919) (14,435) (10,724) Series A Preferred Stock dividends(1) — (5,425) (10,850) (21,700) Realized Income 335,241 175,811 857,652 549,532 Income taxes(2) (44,102) (14,896) (53,933) (30,504) After-tax Realized Income $291,139 $160,915 $803,719 $519,028 After-tax Realized Income per share(3) $0.95 $0.59 $2.69 $1.96 After-tax Realized Income per share of Class A and non-voting common stock Realized Income $335,241 $175,811 $857,652 $549,533 x Average ownership % of Ares Operating Group 59.10% 55.84% 58.67% 54.11% Realized Income attributable to Class A and non-voting common stockholders $198,127 $98,173 $503,143 $297,339 Income taxes(2) (44,102) (14,896) (53,933) (30,504) After-tax Realized Income attributable to Class A and non-voting common stockholders $154,025 $83,277 $449,210 $266,835 After-tax Realized Income per share of Class A and non-voting common stock(4) $0.85 $0.54 $2.57 $1.86 1. 12,400,000 shares of 7% Series A Preferred Stock was redeemed on June 30, 2021. 2. For Q4-21, Q4-20 and FY-21, FY-20 amount represents the current corporate taxes paid by Ares for the periods presented and exclude the effects of $(2.6) million, $14.7 million and $82.6 million, $15.2 million, respectively, of deferred income tax (benefit) expense primarily related to net unrealized performance income and net unrealized investment income. These effects have been excluded as net unrealized performance income and net unrealized investment income have been excluded from RI. The primary differences between the current portion of taxable income and RI relate to the timing of certain items, primarily vesting of equity awards, exercise of stock options, payment of placement fees, and amortization of intangibles. Tax deductions associated with the vesting of restricted stock units and the exercise of options reduced our current tax provision by $26.8 million, $16.5 million and $69.8 million, $39.8 million for Q4-21, Q4-20 and FY-21, FY-20, respectively. The inclusion of the benefit in the after-tax RI per share calculation had the effect of increasing this metric by $0.15, $0.11 and $0.40, $0.28 for Q4-21, Q4-20 and FY-21, FY-20, respectively. The impact of its inclusion in the metric decreased the RI cash tax rate by 13.3%, 15.8% and 13.5%, 12.7% for Q4-21, Q4-20 and FY-21, FY-20, respectively, from the Company’s statutory tax rate of 24.1% and 23.7% for the FY-21 and FY-20, respectively. For more information regarding RI and After-tax RI, please refer to the "Glossary" slide in the appendix. 3. Weighted average shares used for after-tax RI per share for Q4-21 and Q4-20 were 307,630,790 and 275,056,863, respectively. Please refer to slide 27 in this presentation for further information. 4. Weighted average shares used for after-tax RI per share of Class A and non-voting common stock for Q4-21 and Q4-20 were 181,809,046 and 153,584,233, respectively. See slide 27 for additional details. DO NOT DELETE: Realized Income per Share Data Only Q1 Section - used only for Q1 1. 12,400,000 shares of 7% Series A Preferred Stock was redeemed on June 30, 2021. 2. For Q4-21, Q4-20 and FY-21, FY-20 amount represents the current corporate taxes paid by Ares for the periods presented and exclude the effects of $(2.6) million, $14.7 million and $82.6 million, $15.2 million, respectively, of deferred income tax (benefit) expense primarily related to net unrealized performance income and net unrealized investment income. These effects have been excluded as net unrealized performance income and net unrealized investment income have been excluded from RI. For the purposes of evaluating after-tax FRE, we first allocate the taxes to realized performance income. Taxes are allocated to realized performance income based on our 24.1% and 23.7% statutory tax rate for FY-21 and FY-20. The remaining portion of current corporate taxes is allocated to FRE. All differences between the current portion of taxable income and RI are attributed to FRE. For Q4-21, Q4-20 and FY-21, FY-20, these differences created tax benefits that totaled $2.1 million, $12.5 million and $105.8 million, $70.7 million respectively, and reduced the implied tax rate on FRE from 24.1% to 23.2% and 9.2% for Q4-21 and FY-21 and from 23.7% to 14.6% and 7.3% for Q4-20 and FY-20. The primary differences between the current portion of taxable income and RI are related to the timing of certain items, primarily vesting of equity awards, exercise of stock options, payment of placement fees, depreciation expense and amortization. Taxes attributable to FRE and the implied FRE tax rate may fluctuate based on the total amount of realized performance income and the amount of timing differences between the current portion of taxable income and RI. [For Q4-21, Q4-20 and FY-21, FY-20, we estimate the tax benefits associated with GAAP equity-based compensation, assuming no limitations on tax deductibility, were $0.0 million, $0.0 million and $0.0 million, $0.0 million, respectively]. The timing and actual cash tax savings may differ from these amounts for a number of reasons, including the actual share price upon vesting. 3. Weighted average shares used for after-tax RI per share for Q4-21 and Q4-20 were 307,630,790 and 275,056,863, respectively. Please refer to slide 27 in this presentation for further information. 4. Weighted average shares used for after-tax RI per share of Class A and non-voting common stock for Q4-21 and Q4-20 were 181,809,046 and 153,584,233, respectively. See slide 27 for additional details.

22 28% 45% 21% 6% Substantial balance sheet value related to investments primarily in Ares managed vehicles and net accrued performance income ∙ As of December 31, 2021, our balance sheet included $343.7 million in cash and cash equivalents and $1,503.7 million in debt obligations, including $415.0 million drawn against our $1,090.0 million revolving credit facility ∙ As of December 31, 2021, the fair value of our corporate investment portfolio was $685.8 million in accordance with GAAP. On an unconsolidated basis, our corporate investment portfolio was $1,187.6 million(1) ∙ As of December 31, 2021, gross accrued performance income reported on a GAAP and unconsolidated basis was $2,998.4 million ∙ As of December 31, 2021, accrued performance income, net of performance related compensation reported on a GAAP and unconsolidated basis was $808.1 million Balance Sheet 1. Unconsolidated investments includes $587.6 million of investments in Consolidated Funds that are eliminated upon consolidation for GAAP and excludes $85.9 million of investments that are attributable to non-controlling interests. Corporate investment portfolio excludes accrued carried interest allocation, a component of gross accrued performance income, of $2,998.4 million. 2. Net accrued performance income excludes net performance income realized that has not been received by the Company as of the reporting date. For both periods presented, accrued performance income represents the accrued carried interest allocation. December 31, 2021 42% 37% 21% December 31, 2020 Credit Private Equity Real Estate Secondary Solutions $351.3 million $808.1 million Net Accrued Performance Income by Group(2) Substantial balance sheet value related to investments primarily in Ares managed vehicles and net accrued performance income ∙ As of December 31, 2021, our balance sheet included $343.7 million in cash and cash equivalents and $1,503.7 million in debt obligations with no amounts drawn against our $1.065 billion revolving credit facility ∙ As of December 31, 2021, the fair value of our corporate investment portfolio was $685.8 million in accordance with GAAP. On an unconsolidated basis, our corporate investment portfolio was $1,187.6 million(1) ∙ As of December 31, 2021, gross accrued performance income reported on a GAAP basis was $2,998.4 million. On an unconsolidated basis, our gross accrued performance income was $2,998.4 million ∙ As of December 31, 2021, accrued performance income, net of performance related compensation reported on a GAAP basis and unconsolidated basis was $808.1 million and $808.1 million, respectively 1. Investments that are attributable to non-controlling interests primarily represent the $30.4 million of CLO investments that are attributable to the Class B Membership Interests, $18.9 million of investments in Strategic Initiatives and $31.6 million of investments in Secondary Solutions. 1. As of December 31, 2021 and 2020, unconsolidated net performance income receivable was $808.1 million and $353.6 million, respectively.

23 Corporate Data Board of Directors Michael Arougheti Co-Founder, Chief Executive Officer and President of Ares Antoinette Bush Executive Vice President and Global Head of Government Affairs of News Corp Kipp deVeer Head of Credit Group Paul G. Joubert Founding Partner of EdgeAdvisors and Investing Partner in Converge Venture Partners David Kaplan Co-Founder and Co-Chairman of Private Equity Group Michael Lynton Chairman of Snap Inc. Eileen Naughton Former Chief People Officer and Vice President of People Operations at Google, Inc.* Dr. Judy D. Olian President of Quinnipiac University Antony P. Ressler Co-Founder and Executive Chairman of Ares Bennett Rosenthal Co-Founder and Co-Chairman of Private Equity Group Executive Officers Michael Arougheti Co-Founder, Chief Executive Officer and President Ryan Berry Chief Marketing and Strategy Officer Kipp deVeer Head of Credit Group David Kaplan Co-Founder and Co-Chairman of Private Equity Group Jarrod Phillips Chief Financial Officer Antony P. Ressler Co-Founder and Executive Chairman Bennett Rosenthal Co-Founder and Co-Chairman of Private Equity Group Naseem Sagati Aghili General Counsel and Secretary Corporate Headquarters 2000 Avenue of the Stars 12th Floor Los Angeles, CA 90067 Tel: (310) 201-4100 Fax: (310) 201-4170 Corporate Counsel Kirkland & Ellis LLP Los Angeles, CA Independent Registered Public Accounting Firm Ernst & Young LLP Los Angeles, CA Research Coverage Bank of America Merrill Lynch Craig Siegenthaler (646) 855-5004 Bank of Montreal Rufus Hone (416) 359-8304 Bloomberg Paul Gulberg (609) 279-3798 Goldman Sachs Alexander Blostein (212) 357-9976 Jefferies Gerald O'Hara (415) 229-1510 JP Morgan Kenneth Worthington (212) 622-6613 Keefe, Bruyette & Woods Robert Lee (212) 887-7732 Morgan Stanley Michael Cyprys (212) 761-7619 Oppenheimer Chris Kotowski (212) 667-6699 Piper Sandler Sumeet Mody (312) 281-3414 RBC Capital Markets Kenneth Lee (212) 905-5995 UBS Investment Bank Adam Beatty (212) 713-2481 Wells Fargo Finian O’Shea (704) 410-0067 Investor Relations Contacts Carl Drake Partner/Head of Public Markets Investor Relations and Corporate Communications Tel: (678) 538-1981 cdrake@aresmgmt.com Greg Mason Managing Director Tel: (314) 282-2533 gmason@aresmgmt.com Cameron Rudd Vice President Tel: (678) 538-1986 crudd@aresmgmt.com General IR Contact Tel (U.S.): (800) 340-6597 Tel (International): (212) 808-1101 IRARES@aresmgmt.com Please visit our website at: www.aresmgmt.com Transfer Agent American Stock Transfer & Trust Company, LLC 6201 15th Avenue Brooklyn, NY 11210 Tel: (877) 681-8121 Fax: (718) 236-2641 info@amstock.com www.amstock.com Securities Listing NYSE: ARES *Represents position held previously

0 42 65 155 112 42 4 94 109 127 127 127 0 42 65 2 87 133 71 126 163 120 163 198 Credit Private Equity Real Estate Strategic Initiative s BUSINESS SECTOR PALETTE GENERAL PALETTE Appendix 5

Financial Details – Segments

$ in thousands	Credit Group	Private Equity Group	Real Estate Group	Secondary Solutions Group	Strategic Initiatives	Operations Management Group	Total[1]
	Quarter ended December 31, 2021						
Management fees	$305,906	$60,263	$53,236	$43,983	$17,641	$–	$481,029
Fee related performance revenues	85,149	–	49,461	–	–	–	134,610
Other fees	8,609	400	8,378	–	–	5,032	22,419
Compensation and benefits[2]	(156,797)	(18,951)	(51,399)	(8,971)	(11,233)	(67,782)	(315,133)
General, administrative and other expenses	(16,970)	(7,545)	(8,698)	(3,410)	(2,198)	(30,773)	(69,594)
Fee related earnings	**225,897**	**34,167**	**50,978**	**31,602**	**4,210**	**(93,523)**	**253,331**
Performance income–realized	130,522	12,158	84,953	70	4	–	227,707
Performance related compensation–realized	(83,281)	(9,870)	(52,073)	(49)	(2)	–	(145,275)
Realized net performance income	**47,241**	**2,288**	**32,880**	**21**	**2**	**–**	**82,432**
Investment income (loss)–realized	131	3,951	505	19	(1,334)	–	3,272
Interest and other investment income–realized	6,023	2,103	2,055	1,560	1,124	56	12,921
Interest expense	(2,666)	(2,779)	(1,578)	(404)	(4,069)	(139)	(11,635)
Realized net investment income (loss)	**3,488**	**3,275**	**982**	**1,175**	**(4,279)**	**(83)**	**4,558**
Realized income	**$276,626**	**$39,730**	**$84,840**	**$32,798**	**$(67)**	**$(93,606)**	**$340,321**

$ in thousands	Credit Group	Private Equity Group	Real Estate Group	Secondary Solutions Group	Strategic Initiatives	Operations Management Group	Total[1]
	Quarter ended December 31, 2020						
Management fees	$234,542	$60,954	$26,221	$–	$13,267	$–	$334,984
Fee related performance revenues	26,074	–	525	–	–	–	26,599
Other fees	6,587	36	258	–	146	–	7,027
Compensation and benefits[2]	(99,331)	(27,183)	(15,161)	–	(2,201)	(41,063)	(184,939)
General, administrative and other expenses	(12,371)	(6,062)	(3,066)	–	(1,412)	(23,901)	(46,812)
Fee related earnings	**155,501**	**27,745**	**8,777**	**–**	**9,800**	**(64,964)**	**136,859**
Performance income–realized	50,149	116,166	34,642	–	–	–	200,957
Performance related compensation–realized	(31,157)	(92,956)	(21,682)	–	–	–	(145,795)
Realized net performance income	**18,992**	**23,210**	**12,960**	**–**	**–**	**–**	**55,162**
Investment income (loss)–realized	(1,466)	(6,766)	406	–	13	–	(7,813)
Interest and other investment income (expense)–realized	3,148	3,623	1,032	–	1,000	(151)	8,652
Interest expense	(2,331)	(2,080)	(1,485)	–	(736)	(73)	(6,705)
Realized net investment income (loss)	**(649)**	**(5,223)**	**(47)**	**–**	**277**	**(224)**	**(5,866)**
Realized income	**$173,844**	**$45,732**	**$21,690**	**$–**	**$10,077**	**$(65,188)**	**$186,155**

1. Includes results of the reportable segments on a combined basis together with the Operations Management Group. See "GAAP to Non-GAAP Reconciliation - Unconsolidated Reporting Basis" on slides 14-15.
2. Includes fee related performance compensation of $54.2 million and $17.0 million for Q4-21 and Q4-20, respectively, for the Credit Group and $30.7 million and $0.3 million for Q4-21 and Q4-20, respectively, for the Real Estate Group.

25

ARES

Financial Details – Segments

$ in thousands	Credit Group	Private Equity Group	Real Estate Group[1]	Secondary Solutions Group[2]	Strategic Initiatives	Operations Management Group	Total[3]
	Year ended December 31, 2021						
Management fees	$1,070,608	$231,282	$168,838	$97,945	$66,604	$–	$1,635,277
Fee related performance revenues	86,480	–	51,399	–	–	–	137,879
Other fees	27,103	1,126	12,982	–	82	8,478	49,771
Compensation and benefits[4]	(410,394)	(92,485)	(113,350)	(25,215)	(26,673)	(226,725)	(894,842)
General, administrative and other expenses	(54,686)	(25,044)	(20,762)	(6,862)	(7,778)	(100,645)	(215,777)
Fee related earnings	**719,111**	**114,879**	**99,107**	**65,868**	**32,235**	**(318,892)**	**712,308**
Performance income—realized	207,446	171,637	95,270	70	4	–	474,427
Performance related compensation—realized	(131,900)	(137,576)	(59,056)	(49)	(2)	–	(328,583)
Realized net performance income	**75,546**	**34,061**	**36,214**	**21**	**2**	**–**	**145,844**
Investment income—realized	1,989	9,259	4,687	19	13	–	15,967
Interest and other investment income—realized	20,377	12,819	5,947	2,261	3,948	226	45,578
Interest expense	(8,038)	(8,811)	(5,508)	(836)	(13,031)	(536)	(36,760)
Realized net investment income (loss)	**14,328**	**13,267**	**5,126**	**1,444**	**(9,070)**	**(310)**	**24,785**
Realized income	**$808,985**	**$162,207**	**$140,447**	**$67,333**	**$23,167**	**$(319,202)**	**$882,937**

$ in thousands	Credit Group	Private Equity Group	Real Estate Group	Secondary Solutions Group	Strategic Initiatives	Operations Management Group	Total[3]
	Year ended December 31, 2020						
Management fees	$841,138	$221,160	$97,680	$–	$26,587	$–	$1,186,565
Fee related performance revenues	22,160	–	827	–	–	–	22,987
Other fees	18,644	178	974	–	152	–	19,948
Compensation and benefits[4]	(320,111)	(90,129)	(53,511)	–	(6,442)	(155,979)	(626,172)
General, administrative and other expenses	(53,997)	(22,145)	(12,251)	–	(2,926)	(80,778)	(172,097)
Fee related earnings	**507,834**	**109,064**	**33,719**	**–**	**17,371**	**(236,757)**	**431,231**
Performance income—realized	70,148	392,635	61,446	–	–	–	524,229
Performance related compensation—realized	(44,582)	(315,905)	(38,975)	–	–	–	(399,462)
Realized net performance income	**25,566**	**76,730**	**22,471**	**–**	**–**	**–**	**124,767**
Investment income (loss)—realized	(2,309)	29,100	3,146	–	13	(5,698)	24,252
Interest and other investment income (expense)—realized	16,314	5,987	4,056	–	996	(739)	26,614
Interest expense	(8,722)	(8,186)	(5,200)	–	(1,465)	(1,335)	(24,908)
Realized net investment income (loss)	**5,283**	**26,901**	**2,002**	**–**	**(456)**	**(7,772)**	**25,958**
Realized income	**$538,683**	**$212,695**	**$58,192**	**$–**	**$16,915**	**$(244,529)**	**$581,956**

1. Includes results of Black Creek following the acquisition close date of July 1, 2021.
2. Represents results of Landmark following the acquisition close date of June 2, 2021.
3. Includes results of the reportable segments on a combined basis together with the Operations Management Group. See "GAAP to Non-GAAP Reconciliation - Unconsolidated Reporting Basis" on slides 14-15.
4. Includes fee related performance compensation of $55.1 million and $15.7 million for FY-21 and FY-20, respectively, for the Credit Group and $31.9 million and $0.5 million for FY-21 and FY-20, respectively, for the Real Estate Group.

26

ARES

Weighted Average Shares

	Q4-21		Q4-20	
	Total Shares	Common Shares, As Adjusted[(3)]	Total Shares	Common Shares, As Adjusted[(3)]
Weighted average shares of Class A and non-voting common stock	171,515,209	171,515,209	144,592,791	144,592,791
Ares Operating Group Units exchangeable into shares of Class A common stock[(1)]	118,697,863	—	114,361,140	—
Dilutive effect of unvested restricted common units[(2)]	12,414,850	7,337,152	11,069,244	6,180,767
Dilutive effect of unexercised options[(2)]	5,002,868	2,956,685	5,033,688	2,810,675
Total Weighted Average Shares Used For Realized Income[(4)]	**307,630,790**	**181,809,046**	**275,056,863**	**153,584,233**

1. Represents units exchangeable for shares of Class A common stock on a one-for-one basis.
2. We apply the treasury stock method to determine the dilutive weighted-average common shares represented by our restricted units to be settled in shares of Class A common stock and options to acquire shares of Class A common stock. Under the treasury stock method, compensation expense attributed to future services and not yet recognized is presumed to be used to acquire outstanding shares of Class A common stock, thus reducing the weighted-average number of shares and the dilutive effect of these awards.
3. Represents proportional dilutive impact based upon the weighted average percentage of Ares Operating Group owned by Ares Management Corporation (59.10% and 55.84% as of December 31, 2021 and 2020, respectively).
4. Excludes Class B common stock and Class C common stock as they are not entitled to any economic benefits of Ares in an event of dissolution, liquidation, or winding up of Ares.

27

ARES

AUM Rollforward

Q4-21 AUM Rollforward

$ in millions	Credit	Private Equity	Real Estate	Secondary Solutions	Strategic Initiatives	Total
Q3-21 Ending Balance	**$181,233**	**$32,696**	**$36,501**	**$20,743**	**$10,836**	**$282,009**
Net new par/equity commitments	4,961	5,903	1,430	1,100	750	14,144
Net new debt commitments	8,653	—	2,016	—	—	10,669
Capital reductions	(224)	(2)	(38)	—	—	(264)
Distributions	(1,495)	(1,695)	(603)	(1,647)	(56)	(5,496)
Redemptions	(1,221)	—	(35)	—	—	(1,256)
Change in fund value	803	1,258	1,892	1,923	93	5,969
Q4-21 Ending Balance	**$192,710**	**$38,160**	**$41,163**	**$22,119**	**$11,623**	**$305,775**
QoQ change	**$11,477**	**$5,464**	**$4,662**	**$1,376**	**$787**	**$23,766**

FY-21 AUM Rollforward

$ in millions	Credit	Private Equity	Real Estate	Secondary Solutions	Strategic Initiatives	Total
Q4-20 Ending Balance	**$145,472**	**$27,439**	**$14,808**	**$—**	**$9,261**	**$196,980**
Acquisitions	—	—	13,719	19,513	—	33,232
Net new par/equity commitments	29,961	8,199	6,174	2,331	2,143	48,808
Net new debt commitments	22,149	200	4,671	—	29	27,049
Capital reductions	(2,715)	(9)	(311)	—	(29)	(3,064)
Distributions	(3,999)	(5,216)	(1,974)	(2,306)	(235)	(13,730)
Redemptions	(2,465)	—	(70)	—	—	(2,535)
Change in fund value	4,307	7,547	4,146	2,581	454	19,035
Q4-21 Ending Balance	**$192,710**	**$38,160**	**$41,163**	**$22,119**	**$11,623**	**$305,775**
YoY change	**$47,238**	**$10,721**	**$26,355**	**$22,119**	**$2,362**	**$108,795**

Credit
- AUM increased by 32% from Q4-20, primarily driven by new commitments to U.S. and European direct lending, including closings for ACE V, SDL II and PCS II, to alternative credit strategies and by issuances of new CLOs in the syndicated loans strategy

Private Equity
- AUM increased by 39% from Q4-20, primarily driven by new commitments and asset appreciation in the corporate private equity, special opportunities and infrastructure and power strategies

Real Estate
- AUM increased by 178% from Q4-20, primarily driven by the acquisition of Black Creek and by new commitments across funds in the debt, U.S. equity and European equity strategies

Secondary Solutions
- AUM increased from Q4-20 due to the acquisition of Landmark

Strategic Initiatives
- AUM increased by 26% from Q4-20, primarily driven by the capital raised in the initial public offering for AAC, and new commitments to SLO III and our sixth Asian special situations fund

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29 FPAUM Rollforward Credit ∙ FPAUM increased by 33% from Q4-20, primarily driven by deployment in U.S. and European direct lending funds paid on invested capital and by issuances of new CLOs in the syndicated loans strategy Private Equity ∙ FPAUM remained flat from Q4-20, primarily driven by deployment across funds in the special opportunities strategy and by the commencement of fees for ACOF VI in Q4-20, partially offset by the related change in fee basis for ACOF V from committed capital to invested capital Real Estate ∙ FPAUM increased by 135% from Q4-20, primarily driven by the acquisition of Black Creek and by new commitments to the U.S. and European equity strategy and deployment in debt funds Secondary Solutions ∙ FPAUM increased from Q4-20 due to the acquisition of Landmark Strategic Initiatives ∙ FPAUM increased by 3% from Q4-20, primarily driven by deployment in a fund in our Asian secured lending strategy Q4-21 FPAUM Rollforward $ in millions Credit Private Equity Real Estate Secondary Solutions Strategic Initiatives Total Q3-21 Ending Balance $106,402 $20,249 $21,939 $17,185 $6,892 $172,667 Commitments 3,796 833 835 974 (65) 6,373 Subscriptions/deployment/increase in leverage 10,317 780 863 106 175 12,241 Capital reductions (29) — (130) — (79) (238) Distributions (1,848) (628) (232) (190) (199) (3,097) Redemptions (1,424) — (51) — — (1,475) Change in fund value 176 — 901 181 63 1,321 Change in fee basis — (49) (6) 108 — 53 Q4-21 Ending Balance $117,390 $21,185 $24,119 $18,364 $6,787 $187,845 QoQ change $10,988 $936 $2,180 $1,179 $(105) $15,178 FY-21 FPAUM Rollforward $ in millions Credit Private Equity Real Estate Secondary Solutions Strategic Initiatives Total Q4-20 Ending Balance $88,017 $21,172 $10,252 $— $6,596 $126,037 Acquisitions — — 7,155 16,839 — 23,994 Commitments 10,497 3,003 3,720 1,352 (130) 18,442 Subscriptions/deployment/increase in leverage 27,496 2,624 3,050 116 1,677 34,963 Capital reductions (1,647) — (162) — (380) (2,189) Distributions (5,630) (2,629) (1,135) (264) (1,151) (10,809) Redemptions (2,724) — (86) — — (2,810) Change in fund value 1,381 5 1,467 262 175 3,290 Change in fee basis — (2,990) (142) 59 — (3,073) Q4-21 Ending Balance $117,390 $21,185 $24,119 $18,364 $6,787 $187,845 YoY change $29,373 $13 $13,867 $18,364 $191 $61,808 PE Flux - remained flat in Q4 to add backincreased by 0.1%

30 AUM and FPAUM by Strategy 1. AUM includes ARCC, IHAM and Senior Direct Lending Program ("SDLP") AUM of $24.1 billion, $8.4 billion and $3.4 billion, respectively. ARCC’s wholly owned portfolio company, IHAM, an SEC- registered investment adviser, manages 20 funds and serves as the sub-manager or sub-adviser for one other fund as of December 31, 2021. SDLP is a program co-managed by a subsidiary of Ares through which ARCC co-invests with Varagon Capital Partners. 2. Excludes $1.5 billion of AUM that is sub-advised by Ares vehicles and included within other strategies. As of December 31, 2021 $ in billions AUM % AUM FPAUM % FPAUM Credit Syndicated Loans $31.5 16% $30.3 26% High Yield 3.7 2 3.6 3 Multi-Asset Credit 5.2 3 4.7 4 Alternative Credit 17.4 9 8.8 8 U.S. Direct Lending(1) 85.8 45 46.1 39 European Direct Lending 49.1 25 23.9 20 Credit $192.7 100% $117.4 100% Private Equity Corporate Private Equity ACOF IV $3.6 9% $0.8 4% ACOF V 9.3 24 4.4 21 ACOF VI 6.2 16 5.4 25 Other Corporate Private Equity 2.5 7 1.9 9 Special Opportunities ASOF and Second Special Opportunities Fund 10.4 27 3.6 17 Other Special Opportunities 1.4 4 0.6 3 Infrastructure and Power ACIP and Co-investment Vehicles 2.2 6 2.1 10 Other Infrastructure and Power 2.6 7 2.4 11 Private Equity $38.2 100% $21.2 100% Real Estate U.S. Equity $24.7 60% $15.7 65% European Equity 6.8 17 4.9 20 Debt 9.7 23 3.5 15 Real Estate $41.2 100% $24.1 100% Secondary Solutions Private Equity Secondaries $13.8 63% $11.7 64% Real Estate Secondaries 6.7 30 5.4 29 Infrastructure Secondaries 1.6 7 1.2 7 Secondary Solutions $22.1 100% $18.3 100% Strategic Initiatives Asian Special Situations $6.2 53% $3.6 53% Asian Secured Lending 2.5 22 1.1 16 Insurance(2) 1.9 16 2.1 31 AAC 1.0 9 — — Strategic Initiatives $11.6 100% $6.8 100% Total $305.8 $187.8 Insurance - FPAUM could be higher. AIS credit funds have fee basis on invested capital, so the reduction in AUM for Aspida in Insurance could be higher than FPAUM reduction

31 Balance Sheet Investments by Strategy(1) $ in millions December 31, 2021 December 31, 2020 Credit Syndicated Loans(2) $103.8 $107.7 Multi-Asset Credit 12.0 6.6 Alternative Credit 27.5 23.0 U.S. Direct Lending 116.8 53.5 European Direct Lending 33.0 35.7 Credit $293.1 $226.5 Private Equity ACOF Asia $18.6 $27.0 ACOF IV 24.4 27.8 ACOF VI 26.3 0.9 AEVF — 25.3 Other Corporate Private Equity 137.9 14.1 Special Opportunities 41.9 48.3 Infrastructure and Power 27.7 36.6 Private Equity $276.8 $180.0 Real Estate U.S. Equity $92.0 $83.1 European Equity 11.3 14.1 Debt 62.1 63.7 Real Estate $165.4 $160.9 Secondary Solutions Private Equity Secondaries $18.1 $— Real Estate Secondaries 12.9 — Infrastructure Secondaries 0.8 — Secondary Solutions $31.8 $— Strategic Initiatives Ares SSG $76.3 $60.9 Insurance(3) 290.6 209.7 Other Strategic Initiatives 51.0 24.8 Strategic Initiatives $417.9 $295.4 Operations Management Group Other $2.6 $2.6 Operations Management Group $2.6 $2.6 Total $1,187.6 $865.4 1. As of December 31, 2021, the fair value of our corporate investment portfolio was $685.8 million in accordance with GAAP. The difference between GAAP and unconsolidated investments represents $587.6 million of investments in Consolidated Funds that are eliminated upon consolidation and excludes $85.9 million of investments that are attributable to non-controlling interests. Corporate investment portfolio excludes accrued carried interest allocation, a component of gross accrued performance income, of $2,998.4 million. 2. Through investments in Ares CLOs. Represents Ares' maximum exposure of loss from its investments in CLOs. 3. Represents Ares’ interest in a subsidiary that acquired the outstanding common shares of Aspida Life Re. 1. Investments that are attributable to non-controlling interests primarily represent the $30.4 million of CLO investments that are attributable to the Class B Membership Interests, $18.9 million of investments in Strategic Initiatives, and $31.6 million of investments in Secondary Solutions.

Significant Fund Performance Metrics

The following table presents the performance data for the significant funds that are not drawdown funds:

($ in millions)	Year of Inception	AUM	As of December 31, 2021 Returns(%)[1] Current Quarter Gross	Current Quarter Net	Year-to-Date Gross	Year-to-Date Net	Since Inception[2] Gross	Since Inception[2] Net	Primary Investment Strategy
Credit									
ARCC[3]	2004	$24,114	N/A	4.6	N/A	22.0	N/A	12.1	U.S. Direct Lending
CADC[4]	2017	3,129	N/A	1.6	N/A	8.9	N/A	6.7	U.S. Direct Lending
Open-ended secured finance fund[5]	2018	2,126	0.5	0.4	3.6	3.0	3.2	2.6	Alternative Credit
Real Estate									
AREIT[3]	2012	3,777	N/A	5.6	N/A	13.8	N/A	7.4	U.S. Real Estate Equity
BCI IV[4]	2017	5,183	N/A	9.7	N/A	29.7	N/A	11.3	U.S. Real Estate Equity
Open-ended industrial real estate fund[5]	2017	5,063	11.1	9.5	43.2	35.9	28.6	23.5	U.S. Real Estate Equity

Note: Past performance is not indicative of future results. AUM and Net Returns are as of December 31, 2021 unless otherwise noted. The above table includes fund performance metrics for significant funds which includes commingled funds that contributed at least 1% of total management fees or comprised 1% or more of Ares' total FPAUM for the past two consecutive quarters. Please see significant fund performance endnotes on slides 36-38 for additional information. Return information presented may not reflect actual returns earned by investors in the applicable fund. ARCC is a publicly traded vehicle.

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Significant Fund Performance Metrics (cont'd)

The following table presents the performance data for our significant drawdown funds:

			As of December 31, 2021									
								MOIC		IRR(%)		
($ in millions)	Year of Inception	AUM	Original Capital Commitments	Capital Invested to Date	Realized Value[6]	Unrealized Value[7]	Total Value	Gross[8]	Net[9]	Gross[10]	Net[11]	Primary Investment Strategy
Credit												
Funds Harvesting Investments												
ACE III[12]	2015	$5,114	$2,822	$2,507	$1,023	$2,489	$3,512	1.5x	1.4x	11.9	8.6	European Direct Lending
PCS	2017	3,849	3,365	2,649	1,188	2,232	3,420	1.3x	1.2x	13.4	9.7	U.S Direct Lending
Funds Deploying Capital												
ACE IV Unlevered[13]	2018	10,654	2,851	2,399	315	2,421	2,736	1.2x	1.1x	8.9	6.4	European Direct Lending
ACE IV Levered[13]			4,819	4,008	697	4,195	4,892	1.3x	1.2x	13.3	9.7	
SDL Unlevered	2018	5,826	922	740	131	689	820	1.1x	1.1x	9.7	7.3	U.S Direct Lending
SDL Levered			2,045	1,641	445	1,531	1,976	1.3x	1.2x	18.9	14.1	
ACE V Unlevered[14]	2020	15,445	7,026	2,097	16	2,205	2,221	1.1x	1.1x	13.4	10.2	European Direct Lending
ACE V Levered[14]			6,376	1,898	29	2,050	2,079	1.1x	1.1x	21.9	16.4	

Note: Past performance is not indicative of future results. AUM and Net Returns are as of December 31, 2021 unless otherwise noted. The above table includes fund performance metrics for significant funds which includes commingled funds that contributed at least 1% of total management fees or comprised 1% or more of Ares' total FPAUM for the past two consecutive quarters. Please see significant fund performance endnotes on slide 36 for additional information. Return information presented may not reflect actual returns earned by investors in the applicable fund.

* We do not present fund performance metrics for significant funds with less than two years of investment performance, which begins on the date of the fund's first investment, except for those significant funds which pay management fees on invested capital, in which case performance is shown at the earlier of (i) the one year anniversary of the fund's first investment or (ii) the date on which the fund has invested at least 50% of its capital.

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Significant Fund Performance Metrics (cont'd)

The following table presents the performance data for our significant drawdown funds (cont'd):

As of December 31, 2021												
								MOIC		IRR(%)		
($ in millions)	Year of Inception	AUM	Original Capital Commitments	Capital Invested to Date	Realized Value[1]	Unrealized Value[2]	Total Value	Gross[3]	Net[4]	Gross[5]	Net[6]	Primary Investment Strategy
Private Equity												
Funds Deploying Capital												
ACOF V	2017	$9,285	$7,850	$7,381	$2,915	$8,528	$11,443	1.6x	1.4x	16.9	12.1	Corporate Private Equity
ASOF	2019	5,452	3,518	4,892	2,354	4,354	6,708	1.7x	1.5x	55.2	43.1	Special Opportunities
ACOF VI	2020	6,159	5,743	2,706	230	2,983	3,213	1.2x	1.1x	N/A	N/A	Corporate Private Equity
								MOIC		IRR(%)		
($ in millions)	Year of Inception	AUM	Original Capital Commitments	Capital Invested to Date	Realized Value[6]	Unrealized Value[7]	Total Value	Gross[8]	Net[9]	Gross[10]	Net[11]	Primary Investment Strategy
Real Estate												
Funds Deploying Capital												
EF V[12]	2018	$2,282	$1,968	$1,105	$411	$1,178	$1,589	1.4x	1.2x	23.4	15.8	European Real Estate Equity

Note: Past performance is not indicative of future results. AUM and Net Returns are as of December 31, 2021 unless otherwise noted. The above table includes fund performance metrics for significant funds which includes commingled funds that contributed at least 1% of total management fees or comprised 1% or more of Ares' total FPAUM for the past two consecutive quarters. Please see significant fund performance endnotes on slides 37-38 for additional information. Return information presented may not reflect actual returns earned by investors in the applicable fund.

* We do not present fund performance metrics for significant funds with less than two years of investment performance, which begins on the date of the fund's first investment, except for those significant funds which pay management fees on invested capital, in which case performance is shown at the earlier of (i) the one year anniversary of the fund's first investment or (ii) the date on which the fund has invested at least 50% of its capital.

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Significant Fund Performance Metrics (cont'd)

The following table presents the performance data for our significant drawdown funds (cont'd):

				As of December 31, 2021								
($ in millions)	Year of Inception	AUM	Original Capital Commitments	Capital Invested to Date	Realized Value[1]	Unrealized Value[2]	Total Value	MOIC Gross[3]	MOIC Net[4]	IRR(%) Gross[5]	IRR(%) Net[6]	Primary Investment Strategy
Secondary Solutions												
Funds Harvesting Investments												
LEP XV[7]	2013	$2,183	$3,250	$2,627	$2,157	$1,716	$3,873	1.6x	1.5x	20.4	14.9	Private Equity Secondaries
Funds Deploying Capital												
LEP XVI[7]	2016	5,712	4,896	2,211	667	3,154	3,821	1.9x	1.7x	67.5	43.9	Private Equity Secondaries
LREP VIII[7]	2016	3,706	3,300	1,581	837	1,383	2,220	1.6x	1.4x	30.5	20.8	Real Estate Secondaries
Strategic Initiatives												
Funds Deploying Capital												
SSG Fund V	2018	2,121	1,878	1,702	945	994	1,939	1.2x	1.1x	41.7	24.4	Asian Special Situations

Note: Past performance is not indicative of future results. AUM and Net Returns are as of December 31, 2021 unless otherwise noted. The above table includes fund performance metrics for significant funds which includes commingled funds that contributed at least 1% of total management fees or comprised 1% or more of Ares' total FPAUM for the past two consecutive quarters. Please see significant fund performance endnotes on slide 39 for additional information. Return information presented may not reflect actual returns earned by investors in the applicable fund.

* We do not present fund performance metrics for significant funds with less than two years of investment performance, which begins on the date of the fund's first investment, except for those significant funds which pay management fees on invested capital, in which case performance is shown at the earlier of (i) the one year anniversary of the fund's first investment or (ii) the date on which the fund has invested at least 50% of its capital.

* For all funds in the Secondary Solutions Group, returns are calculated from results that are generally reported on a three month lag and may not include the impact of economic and market activities occurring in the current reporting period.

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36 Credit 1. Returns are time-weighted rates of return and include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. 2. Since inception returns are annualized. 3. Net returns are calculated using the fund's NAV and assume dividends are reinvested at the closest quarter-end NAV to the relevant quarterly ex-dividend dates. Additional information related to ARCC can be found in its financial statements filed with the SEC, which are not part of this report. 4. Returns are shown for institutional share class. Net returns are calculated using the fund’s NAV and assume distributions are reinvested at the NAV on the date of distribution. Additional information related to CADC can be found in its financial statements filed with the SEC, which are not part of this report. 5. Gross returns do not reflect the deduction of management fees or other expenses. Net returns are calculated by subtracting the applicable management fees and other expenses from the gross returns on a monthly basis. This fund is a master/feeder structure and its AUM and returns include activity from its' investment in an affiliated Ares fund. Returns presented in the table are expressed in U.S. Dollars and are for the master fund, excluding the share class hedges. The current quarter, year-to-date, and since inception returns (gross / net) for the pound sterling hedged Cayman feeder, the fund's sole feeder, are as follows: 0.5% / 0.4%, 3.3% / 2.7% and 1.9% / 1.3%. 6. Realized value represents the sum of all cash distributions to all partners and if applicable, exclude tax and incentive distributions made to the general partner. 7. Unrealized value represents the fund's NAV reduced by the accrued incentive allocation, if applicable. There can be no assurance that unrealized values will be realized at the valuations indicated. 8. The gross multiple of invested capital (“MoIC”) is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The gross MoIC is before giving effect to management fees, carried interest and other expenses, as applicable, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the gross fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 9. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes those interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The net MoIC is after giving effect to management fees and carried interest, other expenses and credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 10. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRR reflects returns to the fee-paying limited partners and, if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest and other expenses, as applicable, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Gross fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 11. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and, if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the net IRR calculations are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees and carried interest, other expenses and credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 12. ACE III is made up of two feeder funds, one denominated in U.S. dollars and one denominated in Euros. The gross and net IRR and MoIC presented in the table are for the Euro denominated feeder fund. The gross and net IRR for the U.S. dollar denominated feeder fund are 12.8% and 9.5%, respectively. The gross and net MoIC for the U.S. dollar denominated feeder fund are 1.6x and 1.4x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of the fund's closing. All other values for ACE III are for the combined fund and are converted to U.S. dollars at the prevailing quarter-end exchange rate. 13. ACE IV is made up of four parallel funds, two denominated in Euros and two denominated in pound sterling: ACE IV (E) Unlevered, ACE IV (G) Unlevered, ACE IV (E) Levered and ACE IV (G) Levered. The gross and net IRR and MoIC presented in the table are for ACE IV (E) Unlevered and ACE IV (E) Levered. Metrics for ACE IV (E) Levered are inclusive of a U.S. dollar denominated feeder fund, which has not been presented separately The gross and net IRR for ACE IV (G) Unlevered are 10.4% and 7.5%, respectively. The gross and net MoIC for ACE IV (G) Unlevered are 1.2x and 1.2x, respectively. The gross and net IRR for ACE IV (G) Levered are 14.6% and 10.6%, respectively. The gross and net MoIC for ACE IV (G) Levered are 1.3x and 1.2x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of the fund's closing. All other values for ACE IV Unlevered and ACE IV Levered are for the combined levered and unlevered parallel funds and are converted to U.S. dollars at the prevailing quarter-end exchange rate. 14. ACE V is made up of four parallel funds, two denominated in Euros and two denominated in pound sterling: ACE V (E) Unlevered, ACE V (G) Unlevered, ACE V (E) Levered, and ACE V (G) Levered. The gross and net MoIC presented in the chart are for ACE V (E) Unlevered and ACE V (E) Levered. Metrics for ACE V (E) Unlevered are inclusive of a Japanese yen denominated feeder fund, which has not been presented separately. Metrics for ACE V (E) Levered are inclusive of a U.S. dollar denominated feeder fund, which has not been presented separately. The gross and net IRR for ACE V (G) Unlevered are 13.0% and 9.8%, respectively. The gross and net MoIC for ACE V (G) Unlevered are 1.1x and 1.1x, respectively. The gross and net IRR for ACE V (G) Levered are 21.2% and 15.4%, respectively. The gross and net MoIC for ACE V (G) Levered are 1.1x and 1.1x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of the fund's closing. All other values for ACE V Unlevered and ACE V Levered are for the combined levered and unlevered parallel funds and are converted to U.S. dollars at the prevailing quarter- end exchange rate. IRRs are presented on a non-annualized basis. Significant Fund Performance Metrics Endnotes

37 Significant Fund Performance Metrics Endnotes (cont’d) Private Equity 1. Realized value represents the sum of all cash dividends, interest income, other fees and cash proceeds from realizations of interests in portfolio investments. Realized value excludes any proceeds related to bridge financings. 2. Unrealized value represents the fair market value of remaining investments. Unrealized value does not take into account any bridge financings. There can be no assurance that unrealized investments will be realized at the valuations indicated. 3. For the corporate private equity, the gross MoIC is calculated at the investment-level and is based on the interests of all partners. The gross MoIC is before giving effect to management fees, carried interest, as applicable, and other expenses. For the special opportunities funds, the gross MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The gross MoIC is before giving effect to management fees, carried interest as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the gross fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. The gross MoICs for the corporate private equity and special opportunities funds are also calculated before giving effect to any bridge financings. Inclusive of bridge financings, the gross MoIC would be 1.5x for ACOF V, 1.1x for ACOF VI, and 1.6x for ASOF. 4. The net MoIC for ASOF is calculated at the fund-level. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. The net MoIC for the corporate private equity funds is calculated at the investment level. For all funds, the net MoIC is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or performance fees. The net MoIC is after giving effect to management fees and carried interest, other expenses and credit facility interest expenses, as applicable. 5. For the corporate private equity, the gross IRR is an annualized since inception gross internal rate of return of cash flows to and from investments and the residual value of the investments at the end of the measurement period. Gross IRRs reflect returns to all partners. The cash flow dates used in the gross IRR calculation are assumed to occur at month-end. The gross IRRs are calculated before giving effect to management fees, carried interest, as applicable, and other expenses. For the special opportunities funds the gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRRs reflect returns to the fee-paying limited partners and, if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest, as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The gross IRRs for the corporate private equity and special opportunities funds are also calculated before giving effect to any bridge financings. Inclusive of bridge financings, the gross IRRs would be 16.8% for ACOF V, "N/A" for ACOF VI, and 53.7% for ASOF. 6. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the net IRR calculation are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees, carried interest as applicable, and other expenses and exclude commitments by the general partner and non-fee paying limited partners who do not pay either management fees or carried interest. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility.

38 Real Estate 1. Returns are time-weighted rates of return and include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. 2. Since inception returns are annualized. 3. Returns are shown for institutional share class. Net returns are calculated using the fund’s NAV and assume distributions are reinvested at the NAV on the date of distribution. The inception date used in the calculation of the since inception return is the date in which the first shares of common stock were sold after converting to a NAV-based REIT. Additional information related to AREIT can be found in its financial statements filed with the SEC, which are not part of this report. 4. Returns are shown for institutional share class. Net returns are calculated using the fund’s NAV and assume distributions are reinvested at the NAV on the date of distribution. Additional information related to BCI IV can be found in its financial statements filed with the SEC, which are not part of this report. 5. Gross returns do not reflect the deduction of management fees, incentive fees, as applicable, or other expenses. Net returns are calculated by subtracting the applicable management fees, incentive fees, as applicable and other expenses from the gross returns on a quarterly basis. 6. Realized value includes distributions of operating income, sales and financing proceeds received. 7. Unrealized value represents the fair market value of remaining investments. Unrealized value does not take into account any bridge financings. There can be no assurance that unrealized investments will be realized at the valuations indicated. 8. The gross MoIC is calculated at the investment level and is based on the interests of all partners. The gross MoIC for all funds is before giving effect to management fees, carried interest and other expenses, as applicable. 9. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying partners and, if applicable, excludes interests attributable to the non fee-paying partners and/or the general partner which does not pay management fees, carried interest or has such fees rebated outside of the fund. The net MoIC is after giving effect to management fees, carried interest as applicable and other expenses. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 10. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from investments and the residual value of the investments at the end of the measurement period. Gross IRRs reflect returns to all partners. Cash flows used in the gross IRR calculation are assumed to occur at quarter-end. The gross IRRs are calculated before giving effect to management fees, carried interest and other expenses, as applicable. 11. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying partners and, if applicable, exclude interests attributable to the non fee-paying partners and/or the general partner which does not pay management fees or carried interest or has such fees rebated outside of the fund. The cash flow dates used in the net IRR calculation are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees, carried interest as applicable, and other expenses. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 12. EF V is made up of two parallel funds, one denominated in U.S. dollars and one denominated in Euros. The gross and net IRR and MoIC presented in the table are for the Euro denominated parallel fund. The gross and net MoIC and IRR presented in the chart is for the Euro denominated parallel fund. The gross and net MoIC for the U.S. Dollar denominated parallel fund are 1.4x and 1.3x, respectively. The gross and net IRR for the U.S. Dollar denominated parallel fund are 23.4% and 17.0%, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of fund's closing. All other values for EF V are for the combined fund and are converted to U.S. dollars at the prevailing quarter-end exchange rate. Significant Fund Performance Metrics Endnotes (cont’d)

39 Strategic Initiatives 1. Realized value represents the sum of all cash distributions to all partners and if applicable, exclude tax and incentive distributions made to the general partner. 2. Unrealized value represents the fund's NAV reduced by the accrued incentive allocation, if applicable. There can be no assurance that unrealized values will be realized at the valuations indicated. 3. The gross MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The gross MoIC is before giving effect to management fees, carried interest as applicable and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the gross fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 4. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes those interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The net MoIC is after giving effect to management fees and other expenses, carried interest and credit facility interest expense, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 5. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRR reflects returns to the fee-paying limited partners and, if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest, as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. The gross fund-level IRR would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 6. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and, if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or carried interest. The cash flow dates used in the net IRR calculations are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees and other expenses, carried interest and credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. Significant Fund Performance Metrics Endnotes (cont’d) Secondary Solutions 1. Realized value represents the sum of all cash distributions to all limited partners and if applicable, exclude tax and incentive distributions made to the general partner. 2. Unrealized value represents the limited partners' share of fund's NAV reduced by the accrued incentive allocation, if applicable. There can be no assurance that unrealized values will be realized at the valuations indicated. 3. The gross MoIC is calculated at the fund-level and is based on the interests of all partners. If applicable, limiting the gross MoIC to exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or carried interest would have no material impact on the result. The gross MoIC is before giving effect to management fees, carried interest as applicable and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a short-term credit facility for general cash management purposes, as well as a long-term credit facility as permitted by the respective fund's governing documentation. The gross fund-level MoIC would have generally been lower had such fund called capital from its partners instead of utilizing the credit facility. 4. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes those interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The net MoIC is after giving effect to management fees and other expenses, carried interest and credit facility interest expense, as applicable. The funds may utilize a short-term credit facility for general cash management purposes, as well as a long-term credit facility as permitted by the respective fund's governing documentation. The net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 5. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRR reflects returns to all partners. If applicable, limiting the gross IRR to exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or carried interest would have no material impact on the result. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest, as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a short-term credit facility for general cash management purposes, as well as a long-term credit facility as permitted by the respective fund's governing documents. The gross fund- level IRR would generally have been lower had such fund called capital from its partners instead of utilizing the credit facility. 6. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and, if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or carried interest. The cash flow dates used in the net IRR calculations are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees and other expenses, carried interest and credit facility interest expenses, as applicable. The funds may utilize a short-term credit facility for general cash management purposes, as well as a long- term credit facility as permitted by the respective fund's governing documents. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 7. The results of each fund is presented on a combined basis with the affiliated parallel funds or accounts, given that the investments are substantially the same.

Supplemental Performance Metrics

The following table presents the performance data for commingled funds that were previously reported as significant funds:

($ in millions)	Year of Inception	AUM	Original Capital Commitments	Capital Invested to Date	Realized Value[1]	Unrealized Value[2]	Total Value	MOIC Gross[3]	MOIC Net[4]	IRR(%) Gross[5]	IRR(%) Net[6]	Primary Investment Strategy
				As of December 31, 2021								
Credit												
ACE II[7]	2013	$198	$1,216	$961	$1,335	$4	$1,339	1.6x	1.4x	11.2	7.9	European Direct Lending
Private Equity												
USPF III	2007	217	1,350	1,808	2,421	212	2,633	1.5x	1.4x	7.2	4.6	Infrastructure and Power
USPF IV	2010	1,012	1,688	2,121	1,707	996	2,703	1.3x	1.1x	5.7	2.3	Infrastructure and Power
EIF V	2015	703	801	1,276	1,247	489	1,736	1.4x	1.4x	17.4	11.8	Infrastructure and Power
ACOF III	2008	439	3,510	3,922	10,291	196	10,487	2.7x	2.3x	28.7	20.4	Corporate Private Equity
ACOF IV	2012	3,584	4,700	4,251	7,715	2,855	10,570	2.5x	2.1x	21.8	15.7	Corporate Private Equity
AEOF	2018	730	1,120	970	73	593	666	0.7x	0.6x	(14.0)	(20.0)	Corporate Private Equity
SSF IV	2015	1,305	1,515	3,627	3,220	1,105	4,325	1.5x	1.4x	9.4	8.0	Special Opportunities
Real Estate												
US VIII	2013	432	824	841	1,180	387	1,567	1.9x	1.6x	21.0	16.9	U.S. Real Estate Equity
US IX	2017	1,295	1,040	916	378	1,176	1,554	1.7x	1.5x	24.2	21.0	U.S. Real Estate Equity
AREOF III	2019	1,809	1,697	595	111	654	765	1.3x	1.2x	N/A	N/A	U.S. Real Estate Equity
EF IV[7]	2014	612	1,299	1,337	1,459	677	2,136	1.6x	1.4x	16.3	11.1	European Real Estate Equity
EPEP II[8]	2015	335	747	662	665	302	967	1.5x	1.3x	17.8	14.8	European Real Estate Equity
Strategic Initiatives												
SSG Fund IV	2016	1,378	1,181	1,541	1,033	702	1,735	1.2x	1.1x	13.9	8.0	Asian Special Situations

Note: Past performance is not indicative of future results. AUM and Net Returns are as of December 31, 2021 unless otherwise noted. Please see supplemental performance metric endnotes on slides 41-43 for additional information. Return information presented may not reflect actual returns earned by investors in the applicable fund.

40

ARES

41 Supplemental Performance Metrics Endnotes Credit 1. Realized proceeds represent the sum of all cash distributions to all partners and if applicable, exclude tax and incentive distributions made to the general partner. 2. Unrealized value represents the fund's NAV reduced by the accrued incentive allocation, if applicable. There can be no assurance that unrealized values will be realized at the valuations indicated. 3. The gross multiple of invested capital (“MoIC”) is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The gross MoIC is before giving effect to management fees, carried interest as applicable and other expenses. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the gross fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 4. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes those interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The net MoIC is after giving effect to management fees, carried interest, as applicable and other expenses. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 5. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRR reflects returns to the fee-paying limited partners and, if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest, as applicable, and other expenses. The funds may utilize a credit facility during the investment period and for general cash management purposes. Gross fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility 6. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and, if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or carried interest. The cash flow dates used in the net IRR calculations are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees, carried interest, as applicable, and other expenses. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 7. ACE II is made up of two feeder funds, one denominated in U.S. dollars and one denominated in Euros. The gross and net IRR and MoIC presented in the chart are for the Euro denominated feeder fund. The gross and net IRR for the U.S. dollar denominated feeder fund are 10.1% and 7.5%, respectively. The gross and net MoIC for the U.S. dollar denominated feeder fund are 1.5x and 1.4x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of the fund's closing. All other values for ACE II are for the combined fund and are converted to U.S. dollars at the prevailing quarter-end exchange rate. Private Equity 1. Realized proceeds represent the sum of all cash dividends, interest income, other fees and cash proceeds from realizations of interests in portfolio investments. Realized proceeds excludes any proceeds related to bridge financings. 2. Unrealized value represents the fair market value of remaining investments. Unrealized value does not take into account any bridge financings. There can be no assurance that unrealized investments will be realized at the valuations indicated. 3. For the corporate private equity and infrastructure and power funds, the gross MoIC is calculated at the investment-level and is based on the interests of all partners. The gross MoIC is before giving effect to management fees, carried interest, as applicable, and other expenses. The gross MoICs for the corporate private equity funds are also calculated before giving effect to any bridge financings. Inclusive of bridge financings, the gross MoIC would be 2.7x for ACOF III, 2.3x for ACOF IV, and 0.7x for Ares Energy Opportunities Fund, L.P. ("AEOF"). For the special opportunities funds, the gross MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non- fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The gross MoIC is before giving effect to management fees, carried interest as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the gross fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 4. For the special opportunities and infrastructure and power funds, the net MoIC is calculated at the fund-level. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. The net MoIC for AEOF, ACOF III and ACOF IV is calculated at the investment level. For all funds, the net MoIC is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or performance fees. The net MoIC is after giving effect to management fees, carried interest, as applicable, and other expenses.

42 Supplemental Performance Metrics Endnotes (cont’d) Private Equity (cont’d) 5. For the corporate private equity and infrastructure and power funds, the gross IRR is an annualized since inception gross internal rate of return of cash flows to and from investments and the residual value of the investments at the end of the measurement period. Gross IRRs reflect returns to all partners. The cash flow dates used in the gross IRR calculation are assumed to occur at month-end. The gross IRRs are calculated before giving effect to management fees, carried interest, as applicable, and other expenses. The gross IRRs for the corporate private equity funds are also calculated before giving effect to any bridge financings. Inclusive of bridge financings, the gross IRR would be 28.7% for ACOF III, 21.7% for ACOF IV, and (14.0)% for AEOF. For the special opportunities funds the gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRRs reflect returns to the fee-paying limited partners and, if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest, as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Gross fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 6. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or carried interest. The cash flow dates used in the net IRR calculation are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees, carried interest as applicable, and other expenses and exclude commitments by the general partner and Schedule I investors who do not pay either management fees or carried interest. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. Real Estate 1. Realized proceeds include distributions of operating income, sales and financing proceeds received. 2. Unrealized value represents the fair value of remaining investments. There can be no assurance that unrealized investments will be realized at the valuations indicated. 3. The gross MoIC is calculated at the investment level and is based on the interests of all partners. The gross MoIC for all funds is before giving effect to management fees, carried interest as applicable and other expenses. 4. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying partners and, if applicable, excludes interests attributable to the non fee-paying partners and/or the general partner who does not pay management fees or carried interest or has such fees rebated outside of the fund. The net MoIC is after giving effect to management fees, carried interest as applicable and other expenses. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 5. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from investments and the residual value of the investments at the end of the measurement period. Gross IRRs reflect returns to all partners. Cash flows used in the gross IRR calculation are assumed to occur at quarter-end. The gross IRRs are calculated before giving effect to management fees, carried interest as applicable, and other expenses. 6. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying partners and, if applicable, excludes interests attributable to the non fee-paying partners and/or the general partner who does not pay management fees or carried interest or has such fees rebated outside of the fund. The cash flow dates used in the net IRR calculation are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees, carried interest as applicable, and other expenses. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 7. EF IV is made up of two parallel funds, one denominated in U.S. Dollars and one denominated in Euros. The gross and net MoIC presented in the chart is for the Euro denominated parallel fund. The gross and net MoIC for the U.S. Dollar denominated parallel fund are 1.6x and 1.4x, respectively. The gross and net IRR for the U.S. Dollar denominated parallel fund are 16.0% and 11.7%, respectively. Original capital commitments are converted to U.S. Dollars at the prevailing exchange rate at the time of fund's closing. All other values for our fourth flagship European real estate fund are for the combined fund and are converted to U.S. Dollars at the prevailing quarter-end exchange rate. 8. EPEP II is made up of dual currency investors and Euro currency investors. The gross and net MoIC and gross and net IRR presented in the chart are for dual currency investors as dual currency investors represent the largest group of investors in the fund. Multiples exclude foreign currency gains and losses since dual currency investors fund capital contributions and receive distributions in local deal currency (GBP or EUR) and therefore, do not realize foreign currency gains or losses. The gross and net IRRs for the euro currency investors, which include foreign currency gains and losses, are 17.9% and 15.0%, respectively. The gross and net MoIC for the euro currency investors are 1.5x and 1.3x, respectively. Original capital commitments are converted to U.S. Dollars at the prevailing exchange rate at the time of fund's closing. All other values for EPEP II are for the combined fund and are converted to U.S. Dollars at the prevailing quarter-end exchange rate.

43 Supplemental Performance Metrics Endnotes (cont’d) Strategic Initiatives 1. Realized value represents the sum of all cash distributions to all partners and if applicable, exclude tax and incentive distributions made to the general partner. 2. Unrealized value represents the fund's NAV reduced by the accrued incentive allocation, if applicable. There can be no assurance that unrealized values will be realized at the valuations indicated. 3. The gross MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The gross MoIC is before giving effect to management fees, carried interest as applicable and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the gross fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 4. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes those interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The net MoIC is after giving effect to management fees and other expenses, carried interest and credit facility interest expense, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 5. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRR reflects returns to the fee-paying limited partners and, if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest, as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. The gross fund-level IRR would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 6. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and, if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or carried interest. The cash flow dates used in the net IRR calculations are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees and other expenses, carried interest and credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility.

44 Glossary ARCC Part II Fees ARCC Part II Fees refers to fees that are paid in arrears as of the end of each calendar year when the cumulative aggregate realized capital gains exceed the cumulative aggregate realized capital losses and aggregate unrealized capital depreciation, less the aggregate amount of ARCC Part II Fees paid in all prior years since inception. Ares Operating Group Entities Ares Operating Group Entities refers to, collectively, Ares Holdings, L.P. and any future entity designated by our board of directors in its sole discretion as an Ares Operating Group entity. Ares Operating Group Unit Ares Operating Group Unit or an “AOG Unit” refers to, collectively, a partnership unit in the Ares Operating Group entities including Ares Holdings and any future entity designated by our board of directors in its sole discretion as an Ares Operating Group entity. Assets Under Management Assets Under Management or “AUM” generally refers to the assets we manage. For our funds other than CLOs, our AUM represents the sum of the net asset value (“NAV”) of such funds, the drawn and undrawn debt (at the fund-level including amounts subject to restrictions) and uncalled committed capital (including commitments to funds that have yet to commence their investment periods). NAV refers to the fair value of the assets of a fund less the fair value of the liabilities of the fund. For the CLOs we manage, our AUM is equal to initial principal amounts adjusted for paydowns. AUM also includes the proceeds raised in the initial public offering of a special purpose acquisition company (“SPAC”) sponsored by us. AUM Not Yet Paying Fees AUM Not Yet Paying Fees (also referred to as “shadow AUM”) refers to AUM that is not currently paying fees and is eligible to earn management fees upon deployment. Available Capital Available Capital (also referred to as “dry powder”) is comprised of uncalled committed capital and undrawn amounts under credit facilities and may include AUM that may be canceled or not otherwise available to invest. Consolidated Funds Consolidated Funds refers collectively to certain Ares funds, co-investment entities, CLOs and SPACs that are required under GAAP to be consolidated in our consolidated financial statements. Dividend Policy In the normal course of business, we expect to pay dividends to our Class A and non-voting common stockholders that are aligned with our expected annual fee related earnings after an allocation of current taxes paid. For the purpose of determining this amount, we allocate the total current taxes paid between FRE and realized incentive and investment income in a manner that is expected to be disproportional to earnings generated by these metrics and the actual taxes paid on these metrics should they be measured separately. Additionally, our methodology uses the tax benefits from certain expenses that are not included in these non-GAAP metrics, such as equity-based compensation from the vesting of restricted units, and the exercise of stock options and from the amortization of intangible assets, among others. The portion of the current tax allocated to performance and net investment income is calculated by multiplying the statutory rate currently in effect by the realized performance and net investment income attributable to the Company. We subtract this amount from the total current tax and the remainder is allocated to FRE. We use this method to allocate the portion of the current income tax provision to FRE to approximate the amount of cash that is available to pay dividends to our shareholders. If cash flows from FRE were insufficient to fund dividends over a sustained period of time, we expect that we would reduce dividends or suspend paying such dividends. Accordingly, there is no assurance that dividends would continue at the current levels or at all. Fee Paying AUM Fee Paying AUM or “FPAUM” refers to the AUM from which we directly earn management fees. FPAUM is equal to the sum of all the individual fee bases of our funds that directly contribute to our management fees. For our funds other than CLOs, our FPAUM represents the amount of limited partner capital commitments for certain closed-end funds within the reinvestment period, the amount of limited partner invested capital for the aforementioned closed-end funds beyond the reinvestment period and the portfolio value, gross asset value or NAV. For the CLOs we manage, our FPAUM is equal to the gross amount of aggregate collateral balance, at par, adjusted for defaulted or discounted collateral.

45 Glossary (cont’d) Fee Related Earnings Fee Related Earnings or “FRE”, a non-GAAP measure, is used to assess core operating performance by determining whether recurring revenue, primarily consisting of management fees and fee related performance revenues, is sufficient to cover operating expenses and to generate profits. FRE differs from income before taxes computed in accordance with GAAP as it excludes realized net performance income, investment income from our Consolidated Funds and non-consolidated funds and certain other items that we believe are not indicative of our core operating performance. Beginning in the fourth quarter of 2021, fee related performance revenues and fee related performance compensation are presented within FRE because it represents the realized portion of performance income from perpetual capital vehicles that is measured and received on a recurring basis and is not dependent on realization events from the underlying investments. Fee related performance revenues and fee related performance compensation were previously included within realized net performance income. Historical periods have been modified to conform to the current period presentation. Fee Related Performance Revenues Fee Related Performance Revenues refers to the realized portion of performance income from perpetual capital vehicles that is (i) measured and expected to be received on a recurring basis and (ii) not dependent on realization events from the underlying investments. Certain vehicles are subject to hold back provisions that limits the amount paid each year. Gross Invested Capital Gross Invested Capital refers to the aggregate amount of capital invested by our funds during a given period, and includes investments made by our draw-down funds and permanent capital vehicles (and affiliated funds) and new capital raised and invested by our open-ended managed accounts, sub-advised accounts and CLOs, but excludes capital that is reinvested (after receiving repayments of capital) by our open-ended managed accounts, sub-advised accounts and CLOs. Incentive Eligible AUM Incentive Eligible AUM or “IEAUM” generally refers to the AUM of our funds and other entities from which performance income may be generated, regardless of whether or not they are currently generating performance income. It generally represents the NAV plus uncalled equity or total assets plus uncalled debt, as applicable, of our funds for which we are entitled to receive performance income, excluding capital committed by us and our professionals (from which we generally do not earn performance income), as well as proceeds raised in the initial public offering of a SPAC sponsored by us. With respect to ARCC's AUM, only ARCC Part II Fees may be generated from IEAUM. Incentive Generating AUM Incentive Generating AUM or “IGAUM” refers to the AUM of our funds and other entities that are currently generating performance income on a realized or unrealized basis. It generally represents the NAV or total assets of our funds, as applicable, for which we are entitled to receive performance income, excluding capital committed by us and our professionals (from which we generally do not earn performance income). ARCC is only included in IGAUM when ARCC Part II Fees are being generated. Management Fees Management Fees refers to fees we earn for advisory services provided to our funds, which are generally based on a defined percentage of fair value of assets, total commitments, invested capital, net asset value, net investment income, total assets or par value of the investment portfolios managed by us. Management fees include Part I Fees, a quarterly fee based on the net investment income of certain funds, among others. Net Inflows of Capital Net Inflows of Capital refers to net new commitments during the period, including equity and debt commitments and gross inflows into our open-ended managed accounts and sub-advised accounts, as well as new debt and equity issuances by our publicly traded vehicles minus redemptions from our open-ended funds, managed accounts and sub-advised accounts.

46 Glossary (cont’d) Operations Management Group In addition to our operating segments, we have an Operations Management Group (the “OMG”) that consists of shared resource groups to support our reportable segments by providing infrastructure and administrative support in the areas of accounting/finance, operations, information technology, strategy and relationship management, legal, compliance and human resources. The OMG’s expenses are not allocated to our reportable segments but we consider the cost structure of the OMG when evaluating our financial performance. Our management uses this information to assess the performance of our reportable segments and OMG, and we believe that this information enhances the ability of shareholders to analyze our performance. Our Funds Our Funds refers to the funds, alternative asset companies, co-investment vehicles and other entities and accounts that are managed or co-managed by the Ares Operating Group, and which are structured to pay fees. It also includes funds managed by Ivy Hill Asset Management, L.P., a wholly owned portfolio company of ARCC and an SEC-registered investment adviser. Part I Fees Part I Fees refers to a quarterly performance income on the net investment income of Ares Capital Corporation (NASDAQ: ARCC) (“ARCC”) and CION Ares Diversified Credit Fund (“CADC”). Such fees are classified as management fees as they are predictable and recurring in nature, not subject to contingent repayment and generally cash-settled each quarter, unless subject to a payment deferral. Performance Income Performance Income refers to income we earn based on the performance of a fund that is generally based on certain specific hurdle rates as defined in the fund’s investment management or partnership agreements and may be either an incentive fee or carried interest. Perpetual Capital Perpetual Capital refers to the AUM of (i) ARCC, Ares Commercial Real Estate Corporation (NYSE: ACRE) ("ACRE"), Ares Dynamic Credit Allocation Fund, Inc. (NYSE: ARDC) ("ARDC") and CADC, (ii) our non-traded REITs, (iii) Aspida Holdings Ltd. (together with its subsidiaries, "Aspida") and (iv) certain other commingled funds and managed accounts that have an indefinite term, are not in liquidation, and for which there is no immediate requirement to return invested capital to investors upon the realization of investments. Perpetual Capital - Commingled Funds refers to commingled funds that meet the Perpetual Capital criteria. Perpetual Capital - Managed Accounts refers to managed accounts for single investors primarily in illiquid strategies that meet the Perpetual Capital criteria. Perpetual Capital may be withdrawn by investors under certain conditions, including through an election to redeem an investor’s fund investment or to terminate the investment management agreement, which in certain cases may be terminated on 30 days’ prior written notice. In addition, the investment management or advisory agreements of certain of our publicly-traded and non-traded vehicles have one year terms, which are subject to annual renewal by such vehicles.

47 Glossary (cont’d) Realized Income Realized Income or “RI”, a non-GAAP measure, is an operating metric used by management to evaluate performance of the business based on operating performance and the contribution of each of the business segments to that performance, while removing the fluctuations of unrealized income and losses, which may or may not be eventually realized at the levels presented and whose realizations depend more on future outcomes than current business operations. RI differs from income before taxes by excluding (i) operating results of our Consolidated Funds, (ii) depreciation and amortization expense, (iii) the effects of changes arising from corporate actions, (iv) unrealized gains and losses related to performance income and investment performance and (v) certain other items that we believe are not indicative of our operating performance. Changes arising from corporate actions include equity-based compensation expenses, the amortization of intangible assets, transaction costs associated with mergers, acquisitions and capital activities, underwriting costs and expenses incurred in connection with corporate reorganization. After-tax RI is RI less the current income tax provision. For this purpose, the current income tax provision represents the sum of (i) taxes paid or payable for the periods on the Company’s GAAP income before taxes and (ii) payments under the Tax Receivable Agreement. The current income tax provision reflects the tax benefits associated with deductions available to the Company on certain expense items that have been excluded from the underlying calculation of RI, such as equity-based compensation deductions. If tax deductions related to the vesting of restricted units and exercise of stock options were excluded, the resulting current income tax provision and the implied tax rate would be higher, which would reduce After-tax RI. The assumptions applied in calculating our current income tax provision as presented under U.S. GAAP are consistent with the implied current income tax provision used in presenting After-tax RI. Management believes that the current income tax provision, adjusted as described above, when calculating After-tax RI is meaningful because it increases comparability between periods and more accurately reflects amounts that are available for distribution to stockholders. Total Fee Revenue Total Fee Revenue refers to the total of segment management fees, other fees, fee related performance revenues less fee related performance compensation, and realized net performance income.